Section 240.14a-101 Schedule 14A.
Information required in proxy statement.
Schedule 14A Information
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
(Amendment No. )

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Check the appropriate box:
[   ] Preliminary Proxy Statement
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[X] Definitive Proxy Statement
[   ] Definitive Additional Materials
[   ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

Becton, Dickinson & Company

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

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Becton, Dickinson and Company
1 Becton Drive
Franklin Lakes, New Jersey 07417-1880
www.bd.com

December 22, 2006

Dear Fellow Shareholders:

You are cordially invited to attend the 2007 Annual Meeting of Shareholders of Becton, Dickinson and Company (“BD”) to be held at 1:00 p.m. EST on Tuesday, January 30, 2007 at the Hilton Short Hills, 41 John F. Kennedy Parkway, Short Hills, New Jersey. You will find directions to the meeting on the back cover of the accompanying proxy statement.

The notice of meeting and proxy statement describe the matters to be acted upon at the meeting. We will also report on matters of interest to BD shareholders.

Your vote is important. Whether or not you plan to attend the Annual Meeting in person, we encourage you to vote so that your shares will be represented and voted at the meeting. You may vote by proxy on the internet or by telephone, or by completing and mailing the enclosed proxy card in the return envelope provided. If you do not vote by internet, telephone or mail, you may vote in person at the Annual Meeting.

Thank you for your continued support of BD.

Sincerely,

EDWARD J. LUDWIG
Chairman, President and
Chief Executive Officer

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Becton, Dickinson and Company
1 Becton Drive
Franklin Lakes, New Jersey 07417-1880

December 22, 2006

The 2007 Annual Meeting of Shareholders of Becton, Dickinson and Company (“BD”) will be held as follows:

DATE:	Tuesday, January 30, 2007

TIME:	1:00 p.m. EST

LOCATION:	Hilton Short Hills 41 John F. Kennedy Parkway Short Hills, New Jersey

PURPOSE:	To consider and act upon the following proposals:

	1.	The election of directors;
	2.	The ratification of the selection of the independent registered public accounting firm;
	3.	Approval of an amendment to the 2004 Employee and Director Equity-Based Compensation Plan;
	4.	A shareholder proposal relating to cumulative voting; and
	5.	Such other business as may properly come before the meeting.

Shares represented by properly executed proxies that are being solicited by the Board of Directors of BD will be voted in accordance with the instructions specified therein. Shares represented by proxies that are not limited to the contrary will be voted in favor of the election as directors of the persons nominated in the accompanying proxy statement, for Proposals 2 and 3, and against Proposal 4.

Shareholders of record at the close of business on December 6, 2006 will be entitled to vote at the meeting.

By order of the Board of Directors,

DEAN J. PARANICAS
Vice President, Corporate Secretary and Public Policy

It is important that your shares be represented and voted,
whether or not you plan to attend the meeting.

YOU CAN VOTE BY PROXY IN ONE OF THREE WAYS:

1.	VIA THE INTERNET: Visit the website noted on your proxy/voting instruction card.

2.	BY PHONE: Use the toll-free telephone number given on your proxy/voting instruction card.

3.	BY MAIL: Promptly return your signed and dated proxy/voting instruction card in the enclosed envelope.

PROXY STATEMENT

2007 ANNUAL MEETING OF SHAREHOLDERS
Tuesday, January 30, 2007

BECTON, DICKINSON AND COMPANY
1 Becton Drive
Franklin Lakes, New Jersey 07417-1880

GENERAL INFORMATION

Proxy Solicitation

These proxy materials are being mailed or otherwise sent to shareholders of Becton, Dickinson and Company (“BD”) on or about December 22, 2006 in connection with the solicitation of proxies by the Board of Directors for BD’s Annual Meeting of Shareholders (the “Annual Meeting”) to be held at 1:00 p.m. EST on Tuesday, January 30, 2007 at the Hilton Short Hills, 41 John F. Kennedy Parkway, Short Hills, New Jersey. Directors, officers and other BD employees also may solicit proxies by telephone or otherwise. Brokers and other nominees will be requested to solicit proxies or authorizations from beneficial owners and will be reimbursed for their reasonable expenses. BD has retained MacKenzie Partners, Inc. to assist in soliciting proxies for a fee not to exceed $15,000 plus expenses. The cost of soliciting proxies will be borne by BD.

Shareholders Entitled to Vote

Shareholders of record at the close of business on December 6, 2006 are entitled to notice of, and to vote at, the meeting. As of such date, there were 245,398,178 shares of BD common stock outstanding, each entitled to one vote.

How to Vote

Shareholders of record and participants in the BD plans described below may cast their votes by proxy by:

(1) using the internet and voting at the website listed on the enclosed proxy/voting instruction card (the “proxy card”);

(2) using the toll-free telephone number listed on the enclosed proxy card; or

(3) signing, completing and returning the enclosed proxy card in the enclosed postage-paid envelope.

The internet and telephone voting procedures are designed to authenticate votes cast by use of a personal identification number. The procedure allows shareowners to appoint a proxy and the various plan participants to provide voting instructions, and to confirm that their actions have been properly recorded. Specific instructions to be followed are set forth on the enclosed proxy card. If you vote on the internet or by telephone, you do not need to return your proxy card. In order to be timely processed, an internet or telephone vote must be received by 11:00 a.m. EST on January 30, 2007.

Revocation of Proxies

A proxy may be revoked at any time before it is voted by sending written notice of revocation to the Corporate Secretary of BD, at the address set forth above, by delivering a proxy (by one of the methods described above) bearing a later date, or by voting in person at the meeting.

Quorum; Required Vote

The holders of a majority of the shares entitled to vote at the meeting must be present in person or represented by proxy to constitute a quorum. Abstentions and shares that brokers do not have the authority to vote in the absence of timely instructions from the beneficial owners (“broker non-votes”) are treated as present for the purposes of determining a quorum.

Directors are elected by a plurality of the votes cast at the meeting. Abstentions and broker non-votes will not be counted as votes cast and, accordingly, will have no effect on the outcome of the vote.

Approval of Proposals 2, 3 and 4 requires the affirmative vote of a majority of the votes cast at the meeting. In determining whether the proposal has received the requisite number of affirmative votes, abstentions and broker non-votes will not be counted as votes cast and, accordingly, will not affect the outcome of the vote.

Savings Incentive Plan (SIP)

Participants in BD’s Savings Incentive Plan (“SIP”) may instruct the SIP trustee how to vote all shares of BD common stock allocated to their SIP accounts, as well as the shares held in SIP for which voting instructions are not received by the trustee from other SIP participants. The SIP trustee will vote the SIP shares for which it has not received instructions in the same proportion as SIP shares for which it has received instructions.

Participants in Other Plans

Participants in the Savings Incentive Plan of Med-Safe Systems, Inc., a wholly-owned subsidiary of BD (the “Med-Safe Plan”), may instruct the Med-Safe Plan trustee how to vote all shares of BD common stock allocated to their accounts, as well as the shares held in the Med-Safe Plan for which voting instructions are not received by the Med-Safe Plan’s trustee from other participants. The Med-Safe Plan’s trustee will vote shares for which it has not received instructions in the same proportion as those for which it has received instructions.

The shares of BD common stock held by Wachovia Bank, N.A., as trustee of both BD’s Deferred Compensation Plan (“DCP”) and BD’s 1996 Directors’ Deferral Plan (“DDP”), and those held by Banque Internationale á Luxembourg under BD’s Global Share Investment Program (“GSIP”), may also be voted on all matters submitted to BD shareholders and carry one vote per share. Each participant in the DDP, in the DCP and, if so provided under the terms of the local country GSIP plan, in the GSIP, may provide voting instructions for all shares of BD common stock allocated to that person’s account, as well as the shares held in the relevant plan for which instructions are not received.

Proxies representing shares of BD common stock held of record also will serve as proxies for shares held under the Direct Stock Purchase Plan sponsored and administered by Computershare Trust Company, N.A. and any shares of BD common stock allocated to participants’ accounts under the DDP, SIP, DCP, the Med-Safe Plan and the GSIP, if the registrations are the same. Separate mailings will be made for shares not held under the same registrations.

Other Matters

The Board of Directors is not aware of any matters to be presented at the meeting other than those set forth in the accompanying notice. If any other matters properly come before the meeting, the persons named in the proxy will vote on such matters in accordance with their best judgment.

OWNERSHIP OF BD COMMON STOCK

Securities Owned by Certain Beneficial Owners

The following table sets forth as of September 30, 2006, information concerning those persons known to BD to be the beneficial owner of more than 5% of BD’s outstanding common stock. This information is as reported by such persons in their filings with the Securities and Exchange Commission (“SEC”). No changes in these holdings have come to BD’s attention since September 30, 2006. BD is not aware of any other beneficial owner of more than 5% of its common stock.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Barclays Global Investors, NA 45 Fremont Street, 17th Floor San Francisco, CA 94105	27,121,047	10.8%
FMR Corporation 82 Devonshire Street Boston, MA 02109	19,833,109	7.9%
State Street Corporation 225 Franklin Street Boston, MA 02110	14,948,940	6.0%

(1)

Barclays Global Investors, NA has shared investment power with respect to these shares, sole voting power with respect to 24,185,668 of these shares and shared voting power with respect to 446,498 of these shares.

(2)	FMR Corporation has shared investment power with respect to these shares, and sole voting power with respect to 1,775,327 of these shares.

(3)	State Street Corporation has shared investment power and sole voting power with respect to these shares.

Securities Owned by Directors and Management

The table on the following page sets forth as of December 15, 2006 information concerning the beneficial ownership of BD common stock by (i) each director, (ii) the persons named in the Summary Compensation Table on page 27, and (iii) all directors and executive officers as a group. In general, “beneficial ownership” includes those shares that a director or executive officer has the power to vote or transfer, including shares which may be acquired under stock options that are currently exercisable or become exercisable within 60 days. The following table also reflects stock units previously granted but undistributed under BD’s Stock Award Plan and 2004 Employee and Director Equity-Based Compensation Plan to directors and executive officers. While these units may not be voted or transferred, they have been included in the table as they represent an economic interest in BD common stock that is subject to the same market risk as ownership of shares of BD common stock.

No individual director or executive officer owns more than 1% of the outstanding BD common stock. Together, the directors and executive officers, as a group, own approximately 1.8% of the outstanding BD common stock. Except as indicated in the footnotes to the table, each person has sole voting and investment power with respect to the shares he or she beneficially owns.

BD COMMON STOCK

Name	Shares Owned Directly and Indirectly(1)	Options Exercisable within 60 days	Percent of Class	Share Units(2)	Total Stock-Based Ownership
Basil L. Anderson	3,013	1,080	*	3,115	7,208
Henry P. Becton, Jr. (3)	1,357,609	12,890	*	4,358	1,374,857
Gary M. Cohen	68,316	261,817	*	45,791	375,924
John R. Considine	92,105	357,321	*	61,444	510,870
Edward F. DeGraan	4,193	2,787	*	4,358	11,338
Vincent A. Forlenza	42,403	252,063	*	48,569	343,035
Claire Fraser-Liggett (4)	0	0	*	0	0
William A. Kozy	50,814	229,807	*	53,025	333,646
Edward J. Ludwig	173,750	1,014,128	*	178,699	1,366,577
Adel A. F. Mahmoud (4)	56	0	*	0	56
Gary A. Mecklenburg	1,814	1,080	*	3,115	6,009
James F. Orr	9,513	9,956	*	4,358	23,827
Willard J. Overlock, Jr.	13,772	12,890	*	4,358	31,020
James E. Perrella	34,161	12,890	*	4,358	51,409
Bertram L. Scott	4,128	5,568	*	4,358	14,054
Alfred Sommer	11,855	9,956	*	4,358	26,169
Margaretha af Ugglas	23,579	12,890	*	4,358	40,827
Directors and executive officers as a group (22 persons)	1,939,740	2,487,019	1.8%	534,155	4,960,914

*	Represents less than 1% of the outstanding BD common stock.

(1)

Includes shares held directly and, with respect to executive officers, indirect interests in BD common stock held under the Savings Incentive Plan and the Deferred Compensation Plan, and with respect to directors, indirect interests in BD common stock held under the 1996 Directors’ Deferral Plan. Additional information on certain of these plans appears on pages 5-6.

(2)

Includes restricted stock units and/or performance-based stock units awarded to directors and executive officers under BD’s equity-based compensation plans. Performance-based units are included at their target payout amounts, although actual payout amounts may differ.

(3)

Includes 1,325,354 shares held by trusts of which Mr. Becton is a co-trustee with shared investment and voting power or held by a limited liability company owned by one of such trusts. Does not include 37,320 shares owned by Mr. Becton’s spouse, 2,400 shares owned by a daughter, 400 shares owned by a son, or 109,215 shares held in trusts for the benefit of his children, and as to each of which he disclaims beneficial ownership.

(4)	Dr. Mahmoud and Dr. Fraser-Liggett were elected to the Board of Directors effective July 25, 2006 and November 20, 2006, respectively.

Equity Compensation Plan Information

The following table provides certain information as of September 30, 2006 regarding BD’s equity compensation plans. This table does not reflect the equity-based compensation awards made by BD in November 2006.

Plan Category	(a)		(b)	(c)
	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights(1)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a))
Equity compensation plans approved by security holders	22,303,297	(2)	$36.96	3,521,479	(3)
Equity compensation plans not approved by security holders	1,723,906	(4)	$33.25	0	(5)

Total	24,027,203		$36.95	3,521,479

(1)

Shares issuable pursuant to outstanding awards of performance-based stock units and restricted stock units under the BD 2004 Employee and Director Equity-Based Compensation Plan (the “2004 Plan”) and the BD Stock Award Plan (the “Stock Award Plan”), as well as shares issuable under BD’s 1996 Directors’ Deferral Plan, Deferred Compensation Plan and Global Share Investment Program (“GSIP”), are not included in the calculation of weighted-average exercise price, as there is no exercise price for these shares.

(2)

Includes an aggregate 2,429,619 shares distributable under performance-based stock unit awards and restricted stock unit awards granted under the 2004 Plan and the Stock Award Plan (with performance-based awards listed at target payout amounts, although actual payout amounts may differ from the target payout amounts).

(3)

Includes 3,308,995 shares available for issuance under the 2004 Plan and 212,484 shares available for issuance under the 1994 Restricted Stock Plan for Non-Employee Directors (although it is not anticipated that any further shares will be issued from this 1994 plan, as described below).

(4)

Includes 64,853 shares issuable pursuant to outstanding options granted under BD’s Non-Employee Directors 2000 Stock Option Plan. Also includes 119,701 shares issuable under BD’s 1996 Directors’ Deferral Plan, 192,647 shares issuable under BD’s Deferred Compensation Plan, and 1,346,705 shares issuable under GSIP, based on participant account balances as of September 30, 2006.

(5)

Does not include shares issuable under the 1996 Directors’ Deferral Plan, the Deferred Compensation Plan or the GSIP. There are no limits on the number of shares issuable under these plans, and the number of shares that may become issuable will depend on future elections made by plan participants.

Below is a summary of our equity compensation plans.

Deferred Compensation Plan (“DCP”). The DCP allows employees, including executive officers, with a base salary of $100,000 or more, to defer receipt of salary and annual bonus either in a BD common stock account or in accounts that mirror the gains and/or losses of a number of different investment funds. Under the DCP, a participant may defer up to 75% of the participant’s base salary and up to 100% of the participant’s annual bonus, until the date or dates specified by the participant. In the event a participant elects to have salary or bonus deferred in a BD stock account, the account is credited with a number of shares based on the prevailing market price of the BD common stock. A participant may also defer receipt of up to 100% of the shares issuable under any stock units granted to the participant. The number of shares credited to the BD common stock accounts of participants is adjusted periodically to reflect the payment and reinvestment of dividends on the common stock. The DCP is not funded, and participants have an unsecured contractual commitment of BD to pay the amounts due under the DCP. When such payments are due, the cash and/or BD common stock will be distributed from BD’s general assets.

Global Share Investment Program (“GSIP”). BD maintains a GSIP for its non-U.S. employees in certain jurisdictions outside of the United States. The purpose of the GSIP is to provide those non-U.S. employees with a means of saving on a regular and long-term basis and acquiring a beneficial interest in BD common stock. Participants may contribute a portion of their base pay, through payroll deductions, to the GSIP for their account. BD provides matching funds of up to 3% of the participant’s base pay through contributions to the participant’s GSIP account, which contributions are immediately vested. Contributions to the GSIP are invested in shares of BD common stock at the prevailing market price. A participant may withdraw the vested portion of the participant’s account, although such withdrawals must be in the form of a cash payment if the participant is employed by BD at the time of withdrawal. Following termination of service, withdrawals will be paid in either cash or shares, at the election of the participant.

Non-Employee Directors 2000 Stock Option Plan. Through the date of the 2004 Annual Meeting of Shareholders, directors received grants of non-qualified stock options under the Non-Employee Directors 2000 Stock Option Plan (the “Directors Stock Option Plan”), which provided for the granting of non-qualified stock options at each Annual Meeting of Shareholders to each non-employee director elected at or continuing to serve after such meeting. Stock options are no longer granted under the Directors Stock Option Plan.

The stock options issued under this plan had a monetary value at the time of grant of $35,000 based on the Black-Scholes option-pricing model. The exercise price of stock options granted under the plan was the fair market value of the BD common stock on the date of grant. Each stock option granted under the plan has a term of 10 years from its date of grant. The stock options granted under the plan have vesting periods of three to four years, depending on the year of grant. In the event of a tender offer for more than 25% of the outstanding common stock, or a change of control of BD (as defined in the plan), all outstanding stock options under the plan become immediately vested and exercisable.

1996 Directors’ Deferral Plan. The 1996 Directors’ Deferral Plan allows non-management directors to defer receipt, either in a BD common stock account or in accounts that mirror the gains and/or losses of a number of different investment funds, of all or part of their annual retainer and other cash fees. In the event a director elects to have fees deferred in a BD common stock account, the director’s account is credited with a number of shares based on the prevailing market price of the BD common stock on the due date of each payment. A director may also defer receipt of up to 100% of the shares issuable under any restricted stock units granted to the director. The number of shares credited to the BD common stock accounts of participants is adjusted periodically to reflect the payment and reinvestment of dividends on the common stock. The plan is not funded, and participants have an unsecured contractual commitment of BD to pay the amounts due under the plan. When such payments are due, the cash and/or common stock will be distributed from BD’s general assets.

2004 Employee and Director Equity-Based Compensation Plan. The 2004 Employee and Director Equity-Based Compensation Plan provides for the grant of equity-based compensation awards to our employees and members of our Board of Directors. A description of this plan can be found beginning on page 38 of this proxy statement.

Stock Award Plan. The Stock Award Plan provides for the granting of restricted stock unit awards. Under the terms of this plan, at least 25% of the units included in an award vest upon the retirement of the holder, or earlier upon the happening of certain events, such as an involuntary termination without cause. The remaining units included in an award vest over a five-year period. In 2003, this plan was amended to allow the Compensation and Benefits Committee to impose performance conditions to the vesting of an award. Awards are no longer issued under the Stock Award Plan.

1994 Restricted Stock Plan for Non-Employee Directors. The 1994 Restricted Stock Plan for Non-Employee Directors allows a non-management director to receive, in lieu of his or her quarterly retainer payment, shares of restricted stock having a market value of equal to the amount of the quarterly retainer payment. The shares vest upon the expiration of the director’s term of service. This plan is, in effect, a stock purchase plan that allows directors to acquire shares of BD stock at prevailing market prices. No activity has occurred in this plan since the adoption of the 1996 Directors’ Deferral Plan, and it is not anticipated that any further shares will be issued under this plan.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires BD’s directors and executive officers to file initial reports of their ownership of BD’s equity securities and reports of changes in such ownership with the SEC and the New York Stock Exchange (“NYSE”). Directors and executive officers are required by SEC regulations to furnish BD with copies of all Section 16(a) forms they file with respect to BD securities. Based solely on a review of copies of such forms and written representations from BD’s directors and executive officers, BD believes that for the period from October 1, 2005 through September 30, 2006, all of its directors and executive officers were in compliance with the disclosure requirements of Section 16(a), except that reports of a cashless stock option exercise by Donna M. Boles and an acquisition of shares through a stock option exercise by Gary M. Cohen were inadvertently filed late.

Proposal 1.     ELECTION OF DIRECTORS

The Board of Directors is divided into three classes, the terms of which expire alternately over a three-year period. The Board proposes the election of Claire Fraser-Liggett to serve for a term of two years until the 2009 Annual Meeting and until her successor has been duly elected and qualified, and the election of Henry P. Becton, Jr., Edward F. DeGraan, Adel A. F. Mahmoud and James F. Orr to serve for a term of three years until the 2010 Annual Meeting and until their successors have been duly elected and qualified. Dr. Mahmoud and Dr. Fraser-Liggett were identified by an executive search firm retained by the Corporate Governance and Nominating Committee. Mrs. Margaretha af Ugglas, whose term expires at the 2007 Annual Meeting, has chosen to retire and will not stand for re-election.

All of the nominees for election have consented to being named in this proxy statement and to serve if elected. Presented below is biographical information for each of the nominees and the directors continuing in office following the 2007 Annual Meeting.

NOMINEES FOR DIRECTOR

Term to Expire 2009
Claire Fraser-Liggett, Ph.D, 50, was elected a director by the Board effective November 20, 2006. Dr. Fraser-Liggett is President and Director of The Institute for Genomic Research (“TIGR”), a not-for-profit center dedicated to deciphering and analyzing genomes. From 1992-1998, Dr. Fraser-Liggett served as Vice President for Research and Director, Department of Microbial Genomics at TIGR. Prior thereto, she served as Chief of the Section of Molecular Neurobiology at the National Institute on Alcohol Abuse and Alcoholism, and spent eight years at the National Institutes of Health.
Term to Expire 2010
Henry P. Becton, Jr., 63, has been a director since 1987. Since 1984, Mr. Becton has served as President of WGBH Educational Foundation, a producer and broadcaster of public television and radio programs and books and other educational materials. Mr. Becton also is a director of Belo Corporation and Public Radio International, and is a director/trustee of various DWS Scudder mutual funds.
Edward F. DeGraan, 63, has been a director since 2003. Effective April 1, 2006, he retired as Vice Chairman—Gillette of the Procter & Gamble Company, a manufacturer of a wide variety of consumer products. Prior thereto, he was Vice Chairman of The Gillette Company, and served as President and Chief Operating Officer from July 2000 until November 2003. Mr. DeGraan served as Acting Chief Executive Officer of Gillette from October 2000 to February 2001. Mr. DeGraan also is a director of Amica Mutual Insurance Company.

Adel A. F. Mahmoud, M.D., Ph.D, 64, was elected a director by the Board effective July 25, 2006. Effective September 1, 2006, Dr. Mahmoud retired as Chief Medical Advisor, Vaccines and Infectious Diseases and member of the Management Committee of Merck & Co., Inc., a pharmaceutical company. From 1999 to 2005, he served as President, Merck Vaccines and member of the Management Committee. Prior to joining Merck, Dr. Mahmoud served as Chairman of Medicine and Physician-in-Chief at Case Western Reserve University and University Hospitals of Cleveland.
James F. Orr, 61, has been a director since 2000. Mr. Orr is the Chairman and Chief Executive Officer of Convergys Corporation, a provider of customer management, employee care and outsourced billing services. Prior to September 2005, he also served as President of Convergys. Mr. Orr also is a director of Ohio National Financial Services, Inc.

CONTINUING DIRECTORS

Term to Expire 2008
Basil L. Anderson, 61, has been a director since 2004. Effective March 1, 2006, he retired as Vice Chairman of Staples, Inc., a supplier of office products, an office he held since 2001. Prior thereto, he was Executive Vice President—Finance and Chief Financial Officer of Campbell Soup Company. Mr. Anderson also is a director of CRA International, Inc., Hasbro, Inc., Moody’s Corporation and Staples, Inc.
Gary A. Mecklenburg, 60, has been a director since 2004. Effective September 1, 2006, he retired as President and Chief Executive Officer of Northwestern Memorial HealthCare, the parent corporation of Northwestern Memorial Hospital, an office he held since 1986, and as a director since 1987. Mr. Mecklenburg also served as President and Chief Executive Officer of Northwestern Memorial Hospital from 1985 to 2002. Mr. Mecklenburg is an Executive Partner of Waud Capital Partners, L.L.C., a private equity investment firm. Mr. Mecklenburg also is a director of Acadia Healthcare Company, L.L.C., Hospitalists Management Group, Ltd., and Regency Hospital Company, L.L.C.

James E. Perrella, 71, has been a director since 1995. In 2000, he retired as Chairman of the Board of Ingersoll-Rand Company, a manufacturer of industrial machinery and related products. He also is a director of Bombardier Inc.
Alfred Sommer, M.D., M.H.S., 64, has been a director since 1998. He is Professor of International Health, Epidemiology, and Ophthalmology at The Johns Hopkins University (“JHU”) Bloomberg School of Public Health (the “Bloomberg School”) and the JHU Medical School. Dr. Sommer is Dean Emeritus of The Bloomberg School, having served as Dean from 1990 through August 2005. Dr. Sommer was founding Director of the Dana Center for Preventive Ophthalmology at JHU, which focuses on clinical epidemiology and public health aspects of blindness prevention and child health. Dr. Sommer is a member of the National Academy of Science and the Institute of Medicine. He is a recipient of the Albert Lasker Award for medical research. Dr. Sommer also is a director of T. Rowe Price Group, Inc.
Term to Expire 2009
Edward J. Ludwig, 55, has been a director since 1999. He has been President and Chief Executive Officer since January 2000. Mr. Ludwig was elected to the additional role of Chairman effective February 2002. He also is a director of Aetna Inc., a member of the Boards of Trustees of The Johns Hopkins University and the College of the Holy Cross, a member of the Board of Governors of the Hackensack (NJ) University Medical Center, and Chairman of the Advanced Medical Technology Association (AdvaMed).
Willard J. Overlock, Jr., 60, has been a director since 1999. He retired in 1996 as a partner in Goldman, Sachs & Co., where he served as a member of its management committee. He currently serves in an advisory role as a Senior Director to The Goldman Sachs Group, Inc. Mr. Overlock also is an advisor to the Parthenon Group and a trustee of Rockefeller University.
Bertram L. Scott, 55, has been a director since 2002. He has been the President and Chief Executive Officer of TIAA-CREF Life Insurance Company and Executive Vice President of TIAA-CREF since joining TIAA-CREF in November 2000. Prior to joining TIAA-CREF, Mr. Scott served as President and Chief Executive Officer of Horizon/Mercy, a joint Medicaid managed care program between Mercy Health Plan of Pennsylvania and Blue Cross/Blue Shield of New Jersey.

The Board of Directors recommends a vote FOR Proposal 1.

BOARD OF DIRECTORS

The Board and Committees of the Board

BD is governed by a Board of Directors currently consisting of thirteen members (including Mrs. Ugglas). The Board has established six Committees: the Executive Committee, the Audit Committee, the Compensation and Benefits Committee, the Corporate Affairs Committee, the Corporate Governance and Nominating Committee, and the Finance Committee. The Board has adopted a written charter for each of the Committees, copies of which are posted on BD’s website at www.bd.com/investors/corporate_governance/. Printed copies of these charters may be obtained, without charge, by contacting the Corporate Secretary, BD, 1 Becton Drive, Franklin Lakes, New Jersey 07417-1880, telephone 201-847-6800. A copy of the Audit Committee’s charter is attached as Appendix A to this proxy statement. Set forth below is a summary of each of the Board’s key Committees.

AUDIT COMMITTEE

Function

•	Reviews BD’s financial statements and accounting principles, the scope and results of the annual audit by the independent registered public accounting firm (the “independent auditors”), BD’s internal audit process, and the effectiveness of BD’s internal control over financial reporting.

•	Retains and reviews the qualifications, independence and performance of BD’s independent auditors.

Members:	James F. Orr—Chair Basil L. Anderson Edward F. DeGraan Gary A. Mecklenburg Bertram L. Scott

The Board has determined that each member of the Committee meets the independence and financial literacy and expertise requirements of the NYSE. The Board also has determined that each of Messrs. Anderson, Orr and Scott qualifies as an “audit committee financial expert” under the rules of the SEC.

Mr. Anderson currently serves on the audit committees of three other public companies. The Board reviewed Mr. Anderson’s obligations as a member of the other audit committees in accordance with NYSE rules and BD’s Corporate Governance Principles (the “Principles”), and determined that his simultaneous service on those other audit committees does not impair his ability to effectively serve on BD’s Audit Committee.

COMPENSATION AND BENEFITS COMMITTEE

Function

•	Oversees the compensation of the Chief Executive Officer and of those members of the BD Leadership Team who report to the Chief Executive Officer.

•	Serves as the granting and administrative committee for BD’s equity compensation plans.

•	Oversees the administration of certain benefit plans for BD.

Members:	Henry P. Becton, Jr.—Chair Basil L. Anderson Edward F. DeGraan James F. Orr Willard J. Overlock, Jr.

The Board has determined that each member of the Committee meets the independence requirements of the NYSE.

CORPORATE AFFAIRS COMMITTEE

Function

•	Oversees BD’s policies, practices and procedures impacting BD’s image and reputation and its standing as a responsible corporate citizen, including, without limitation, issues relating to communications with BD’s key stakeholders; employment practices; community relations; environment, health and safety matters; customer relations; and business practices and ethics.

Members:	Margaretha af Ugglas—Chair Claire Fraser-Liggett Adel A. F. Mahmoud James E. Perrella Bertram L. Scott Alfred Sommer

CORPORATE GOVERNANCE AND NOMINATING COMMITTEE

Function

•	Recommends candidates for election as directors to the Board.

•	Reviews the composition, organization, structure and function of the Board and its Committees, as well as the performance and the compensation of non-management directors.

•	Monitors BD’s corporate governance and Board practices.

Members:	James E. Perrella—Chair Edward F. DeGraan Gary A. Mecklenburg Bertram L. Scott Margaretha af Ugglas

The Board has determined that each member of the Committee meets the independence requirements of the NYSE.

FINANCE COMMITTEE

Function

•	Reviews the financial affairs of BD, including BD’s financial structure; dividend policy; share repurchase programs; financial and business continuity risk management; and capital expenditure budgets.

•	Reviews acquisitions and divestitures over a certain dollar threshold.

Members:	Willard J. Overlock, Jr.—Chair Basil L. Anderson Henry P. Becton, Jr. Claire Fraser-Liggett Adel A. F. Mahmoud Alfred Sommer

Board, Committee and Annual Meeting Attendance

The Board and its Committees held the following number of meetings during the fiscal year ended September 30, 2006:

Board	10
Audit Committee	13	*
Compensation and Benefits Committee	6
Corporate Affairs Committee	6
Corporate Governance and Nominating Committee	7
Finance Committee	5

*	Includes quarterly conference calls with management and BD’s independent auditors to review BD’s earnings releases, and BD’s reports on Form 10-Q and Form 10-K prior to their filing.

The Executive Committee meets as necessary. It did not meet during fiscal year 2006.

Each director attended 75% or more of the total number of the meetings of the Board and of the Committees on which he or she served during the year. BD’s non-management directors met in executive session three times during fiscal year 2006.

The Board has adopted a policy pursuant to which directors are expected to attend the Annual Meeting of Shareholders in the absence of a scheduling conflict or other valid reason. All of the directors then in office attended BD’s 2006 Annual Meeting held on January 31, 2006.

Directors’ Compensation

The Board believes that providing competitive compensation is necessary to attract and retain qualified non-management directors. As more fully discussed below, the key elements of BD’s non-management director compensation are a cash retainer, Committee chair fees, and equity-based grants. It is the Board’s practice to provide a mix of cash and equity-based compensation that it believes aligns the interests of the Board and BD’s shareholders. Of the base compensation paid to the non-management directors (not including Committee chair fees), two-thirds is equity-based compensation that directors will be required to retain until they complete their service on the Board. See “Corporate Governance—Significant Governance Practices—Equity Ownership by Directors” on page 15. This retention feature serves to increase the share ownership levels of the non- management directors and ensure compliance with the director share ownership guidelines discussed below.

All non-management directors have the same compensation arrangements. Edward J. Ludwig does not receive compensation related to his service as a director.

Retainer/Fees

Each non-management director receives an annual cash retainer of $60,000 for services as a director. In addition, an annual fee of $6,500 is paid to each Committee chair, except that the fee for the Audit Committee chair is $10,000 in recognition of that Committee’s increased responsibilities. Directors do not receive meeting fees, nor are any additional fees paid to the Lead Director.

Additional directors’ fees of $1,500 are paid to non-management directors for each half-day spent on Board-related activities outside of regularly scheduled Board meetings, in meetings of each Board Committee in excess of an aggregate of five hours per year, or for time spent by a non-management director in becoming familiar with BD’s businesses or meeting with representatives or officers of BD.

Equity Compensation

Each non-management director elected at, or continuing as a director after, the 2006 Annual Meeting of Shareholders was granted restricted stock units valued at $120,000, based on the market value of BD common stock on the date of the grant. The shares of BD common stock underlying the restricted stock units are not issuable until a director’s separation from the Board.

Under the Board’s share ownership guidelines, each non-management director is required to own shares of common stock valued at 50% of the amount obtained by multiplying the annual retainer fee by the number of years the director has served. With the exception of Claire Fraser-Liggett and Adel A.F. Mahmoud (who were elected to the Board during fiscal year 2006), each non-management director currently owns shares in an amount sufficient to comply with these guidelines.

Directors’ Deferral Plan

Directors may defer receipt of, in an unfunded cash account or a BD common stock account, all or part of their annual retainer and other cash fees pursuant to the provisions of the 1996 Directors’ Deferral Plan. A general description of the 1996 Directors’ Deferral Plan appears on page 6.

Other Arrangements

BD reimburses non-management directors for travel and other necessary business expenses incurred in the performance of their services for BD. Non-management directors may periodically travel on company-owned aircraft in connection with such activities, or, if they utilize other available private aircraft, they are reimbursed for the incremental cost thereof. Non-management directors are also reimbursed for attending director education courses. BD occasionally invites spouses of directors to Board-related events, for which they are reimbursed their travel expenses.

Directors are eligible, on the same basis as BD employees, to participate in BD’s Matching Gift Program, pursuant to which BD matches contributions (up to an aggregate of $10,000 annually) that are made by a director or employee to qualifying nonprofit organizations.

To the extent any director who is not a resident of the United States is subject to any U.S. or state tax as a result of compensation received for service as a director, BD will pay up to $5,000 toward the director’s tax return preparation costs. BD also reimburses the director for any tax liability resulting from the payment of such costs. In fiscal year 2006, BD did not pay any tax preparation costs to any non-management director.

The following table sets forth the compensation received by the non-management directors during fiscal year 2006. (No data is presented for Dr. Claire Fraser-Liggett, who was elected to the Board effective November 20, 2006.)

Fiscal Year 2006 Directors’ Compensation

Director	Annual Retainer	Chair Fees		Additional Fees	Value of Restricted Stock Units	Total Compensation
Basil L. Anderson	$60,000	$	- 0 -	$15,000	$120,000	$195,000
Henry P. Becton, Jr.	60,000		6,500	7,500	120,000	194,000
Edward F. DeGraan	60,000		- 0 -	18,000	120,000	198,000
Adel A. F. Mahmoud (1)	11,087		- 0 -	4,500	0	15,587
Gary A. Mecklenburg	60,000		- 0 -	10,500	120,000	190,500
James F. Orr	60,000		10,000	10,500	120,000	200,500
Willard J. Overlock, Jr.	60,000		6,500	4,500	120,000	191,000
James E. Perrella	60,000		6,500	3,000	120,000	189,500
Bertram L. Scott	60,000		- 0 -	15,000	120,000	195,000
Alfred Sommer	60,000		- 0 -	15,000	120,000	195,000
Margaretha af Ugglas	60,000		6,500	7,500	120,000	194,000

(1)	Dr. Mahmoud was elected to the Board effective July 25, 2006.

The foregoing table does not include earnings on deferred compensation pursuant to the 1996 Directors’ Deferral Plan, none of which was at above-market rates.

Communication with Directors

Shareholders or other interested parties wishing to communicate with the Board, the non-management directors or any individual director (including with respect to accounting, internal accounting controls or audit matters) may do so by contacting the Lead Director either:

•	by mail, addressed to BD Lead Director, P.O. Box 264, Franklin Lakes, New Jersey 07417-0264; or

•

by calling the BD Ethics Help Line, an independent toll-free service, at 1-800-821-5452 (available seven days a week, 24 hours a day) (callers from outside North America should use “AT&T Direct” to reach AT&T in the U.S. and then dial the above toll-free number); or

•	by email to ethics_office@bd.com.

All communications will be kept confidential and promptly forwarded to the Lead Director, who shall, in turn forward them promptly to the appropriate director(s). Such items as are unrelated to a director’s duties and responsibilities as a Board member may be excluded, including, without limitation, solicitations and advertisements; junk mail; product-related communications; job referral materials such as resumes; surveys; and material that is determined to be illegal or otherwise inappropriate. The director(s) to whom such information is addressed is informed that the information has been removed, and that it will be made available to such director(s) upon request.

CORPORATE GOVERNANCE

Corporate Governance Principles

BD’s commitment to good governance is embodied in its Corporate Governance Principles (the “Principles”). The Principles, originally adopted in 2001, set forth the Board’s views on a number of governance topics, and reflect BD’s commitment to good corporate governance practices and its appreciation of their importance in protecting and enhancing shareholder value. Moreover, the Principles are not static; the Corporate Governance and Nominating Committee regularly assesses BD’s governance practices in light of emerging practices.

The Principles cover a wide array of subject areas. These include voting for directors; the designation of a Lead Director to represent non-management directors; relationships between directors and BD; regular annual evaluations of the Chief Executive Officer, the Board, its committees and (when they stand for re-election) individual directors; and charitable contributions to entities affiliated with BD’s executive officers and directors, each of which is discussed below.

The Principles are set forth on Appendix B to this proxy statement and are available on BD’s website at www.bd.com/investors/corporate_governance/. Printed copies may be obtained, without charge, by contacting the Corporate Secretary, BD, 1 Becton Drive, Franklin Lakes, New Jersey 07417-1880, phone 1-201-847-6800.

Significant Governance Practices

Described below are some of the significant corporate governance practices that have been instituted by the BD Board.

Shareholder Rights Plan

BD maintained a shareholder rights plan, or “poison pill,” from 1986 until it expired in April 2006. The Board believes that a rights plan can be an effective tool in protecting the interests of the shareholders in certain circumstances, but, after careful consideration, determined that it was not necessary to renew or replace the plan upon its expiration. The Board may adopt a rights plan in the future if circumstances warrant taking such action.

Annual Report of Charitable Contributions

In furtherance of BD’s commitment to good governance, the Principles require that charitable contributions or pledges in an aggregate amount of $50,000 or more (not including contributions under BD’s Matching Gift Program) to entities affiliated with BD’s directors, executive officers, and their families must be approved by the Corporate Governance and Nominating Committee. The Principles also stipulate that BD include in its annual proxy statement an annual report of charitable contributions (the “Contributions Report”) listing all such contributions and pledges made by BD during the preceding fiscal year in an amount of $10,000 or more (not including contributions under BD’s Matching Gift Program). The Contributions Report, which BD has issued since 2002, has been expanded this year to include a discussion of BD’s contributions philosophy and the alignment of BD’s philanthropic activities with its philosophy, together with additional information about each donation or pledge. The Contributions Report for fiscal year 2006 is attached as Appendix C to this proxy statement.

Equity Grant Dating

The backdating of stock option grants at various public companies generated considerable attention recently. During fiscal year 2006, BD reviewed its established equity-granting practices and confirmed that its practices are designed to effectively guard against the backdating of awards. In September 2006, the Compensation and Benefits Committee adopted a comprehensive policy that incorporated BD’s established practices, and added a provision intended to ensure that the timing of public announcements do not affect the valuation of equity grants (known as “springloading”). BD’s equity grant dating policy is available on BD’s website at www.bd.com/investors/corporate_governance/.

Enterprise Compliance

Under the oversight of the Corporate Affairs Committee, BD has established an enterprise compliance function (“Enterprise Compliance”) aimed at ensuring that BD’s efforts to comply with the many laws, regulations, and policies affecting its business are effective at preventing and detecting violations, and that BD continuously encourages lawful and ethical conduct. Launched in fiscal year 2005, Enterprise Compliance supplements the various compliance and ethics functions that were already in place at BD, and seeks to ensure better coordination and effectiveness through program design, prevention, and promotion of an organizational culture of compliance. A Compliance Committee comprised of members of senior management oversees the activities of the Chief Compliance Officer. Another key element of this program is training. The first course, a global computer-based compliance training program focused on BD’s Business Conduct and Compliance Guide, began to be rolled out in fiscal year 2006 in multiple languages to BD’s approximately 27,000 associates worldwide. Other courses that have been launched cover topics such as antitrust, respect and responsibility, and anti-bribery.

Enterprise Risk Management

Under the oversight of the Audit Committee, Enterprise Risk Management (“ERM”) is a company-wide initiative that involves the Board, management and BD associates in an integrated effort to identify, assess and manage risks that may affect BD’s ability to execute on its corporate strategy and fulfill its business objectives. BD’s ERM activities entail the identification, prioritization and assessment of a broad range of risks (e.g., financial, operational, business, reputational, governance and managerial), and the formulation of plans to mitigate their effects.

Equity Ownership by Directors

The Board believes that directors should hold meaningful equity ownership positions in BD. To that end, the compensation structure for non-management directors was changed during fiscal year 2006 to eliminate stock options and issue in their place restricted stock units that would not be distributable until a director completes his or her service on the Board. The accumulation of these units, representing the value of shares of BD common stock, will help to better align the interests of the non-management directors and the shareholders. The retention feature will also serve to increase the share ownership levels of the non-management directors and ensure compliance with the director share ownership guidelines discussed on page 13.

Lead Director

For more than four years, an independent director has served as Lead Director of the Board of Directors. This structure is set forth in the Principles, which provide for a Lead Director whenever the Chairman is not an independent director. The Lead Director presides over executive sessions of the non-management directors, helps set Board agendas, and serves as a liaison between the non-management directors and the Chief Executive Officer. The Lead Director also serves as a contact person to facilitate communications between BD’s employees, shareholders and other constituents and the non-management directors. The Corporate Governance and Nominating Committee recommends the nominee for Lead Director for approval by the independent members of the Board. BD’s Lead Director currently is Henry P. Becton, Jr.

Director Independence/Certain Relationships and Related Transactions

Under the NYSE rules and the Principles, a director is not independent if the director has a direct or indirect material relationship with BD. The Corporate Governance and Nominating Committee annually reviews the independence of all directors and reports its findings to the full Board. To assist in this review, the Board has adopted director independence guidelines (“Independence Guidelines”) that are contained in Principle No. 7. The Independence Guidelines set forth certain relationships between BD and directors and their immediate family members, or entities with which they are affiliated, that the Board, in its judgment, has deemed to be material or immaterial for purposes of assessing a director’s independence. In the event a director has any relationship with BD that is not addressed in the Independence Guidelines, the independent members of the Board determine whether such relationship is material.

The Board determined that none of these relationships impaired the independence of any non-management director. In making these determinations, the Board considered that transactions may occur between BD and its subsidiaries and entities with which some of our directors are, or have been, affiliated. The Board also considered charitable contributions made by BD to not-for-profit organizations with which our directors or their immediate family members are affiliated. In each case, the amount of these transactions or contributions did not approach the thresholds set forth in the Independence Guidelines, and, therefore, were immaterial.

The Board has determined that the following directors are independent under the Independence Guidelines: Basil L. Anderson, Henry P. Becton, Jr., Edward F. DeGraan, Dr. Claire M. Fraser-Liggett, Dr. Adel A.F. Mahmoud, Gary A. Mecklenburg, James F. Orr, Willard J. Overlock, Jr., James E. Perrella, Bertram L. Scott, Dr. Alfred Sommer and Margaretha af Ugglas. As Chairman, President and Chief Executive Officer, Edward J. Ludwig is an employee of BD and, therefore, is not independent under the NYSE rules and the Principles.

The following transactions with related persons are deemed immaterial under the Independence Guidelines:

Gary A. Mecklenburg, a member of the Board, retired effective September 1, 2006 as a director and the President and Chief Executive Officer of Northwestern Memorial HealthCare, the parent corporation of Northwestern Memorial Hospital. In fiscal year 2006, BD’s sales to Northwestern Memorial Hospital (both direct and through distributors) were approximately $2.2 million, which represented approximately 0.2% of Northwestern Memorial HealthCare’s consolidated operating revenues for its last full fiscal year.

Adel A.F. Mahmoud, a member of the Board, retired effective September 1, 2006 from his position with Merck & Co., Inc. (see “Proposal 1. Election of Directors—Nominees for Director” on page 7). In fiscal year 2006, BD’s sales to Merck (both direct and through distributors) were approximately $35 million, which represented approximately 0.16% of Merck’s fiscal year consolidated operating revenues for its last full fiscal year.

Board Evaluation

Each year the Board evaluates its performance and effectiveness. Each director completes a Board Evaluation Form developed by the Corporate Governance and Nominating Committee to solicit feedback on specific aspects of the Board’s role, organization and meetings. The collective ratings and comments are then compiled by the Corporate Secretary and presented by the Chair of the Committee to the full Board. As part of the evaluation, the Board assesses the progress in the areas targeted for improvement a year earlier, and develops recommendations to enhance the Board’s effectiveness over the next year. Additionally, each Board Committee conducts an annual self-evaluation of its performance through a Committee Evaluation Form based on its charter.

The Board’s evaluation covers many areas (a complete list of which is available on BD’s website at www.bd.com/investors/corporate_governance/), including corporate strategy; BD’s performance as compared with peer companies; research and development funding and performance; the adequacy of accounting and financial controls; ethical conduct and legal compliance; the performance of the Chief Executive Officer, including responsiveness to the Board; senior management development, compensation and succession planning; relations with BD’s associates, including compensation and benefits policies; organization of the Board (e.g., director selection, Board diversity and mix, composition of committees), and the frequency and quality of Board meetings and non-management director meetings.

Director Nomination Process

The Corporate Governance and Nominating Committee reviews the skills, characteristics and experience of potential candidates for election to the Board and recommends nominees for director to the full Board for approval. The assessment of the overall composition of the Board encompasses consideration of diversity, age, skills, international background, and significant experience and prominence in areas of importance to BD.

It is the Committee’s policy to utilize a variety of means to identify prospective nominees for the Board, and pursuant to that policy, it considers referrals from other Board members, management, shareholders and other external sources such as retained executive search firms. The Committee utilizes the same criteria for evaluating candidates irrespective of their source.

The Committee believes that any nominee must meet the following minimum qualifications:

•	Candidates should be persons of high integrity who possess independence, forthrightness, inquisitiveness, good judgment and strong analytical skills.

•	Candidates should demonstrate a commitment to devote the time required for Board duties including, but not limited to, attendance at meetings.

•	Candidates should possess a team-oriented ethic and be committed to the interests of all shareholders as opposed to those of any particular constituency.

When considering director candidates, the Committee will seek individuals with backgrounds and qualities that, when combined with those of BD’s other directors, provide a blend of skills and experience that will further enhance BD’s governance responsibilities and strategic interests. The Committee has retained an executive search firm to assist it in its efforts to identify and evaluate potential director candidates.

This process resulted in the election of two new directors in the past year. In July 2006, the Board elected Dr. Adel A. F. Mahmoud, and in September 2006, Dr. Claire M. Fraser-Liggett was elected to the Board effective November 20, 2006. See “Proposal 1. Election of Directors—Nominees for Director” on page 7.

The Committee assesses the characteristics and performance of incumbent director nominees against the above criteria, and to the extent applicable, considers the impact of any change in the principal occupations of such directors during the last year. Upon completion of the individual director evaluation process, the Committee reports its conclusions and recommendations for nominations to the Board.

To recommend a candidate for consideration, a shareholder should submit a written statement of the qualifications of the proposed nominee, including full name and address, to the Corporate Secretary, BD, 1 Becton Drive, Franklin Lakes, New Jersey 07417-1880.

Business Conduct and Compliance Guide

BD maintains a Business Conduct and Compliance Guide (the “Guide”) that was first adopted by the Board in 1995. The Guide is a code of conduct and ethics applicable to all directors, officers and employees of BD, including its Chief Executive Officer and its Chief Financial Officer, Controller and other senior financial officers. It sets forth BD’s policies and expectations on a number of topics, including conflicts of interest, confidentiality, compliance with laws (including insider trading laws), preservation and use of Company assets, and business ethics. The Guide also sets forth procedures for communicating and handling any potential conflict of interest (or the appearance of any conflict of interest) involving directors or executive officers, and for the confidential communication and handling of issues regarding accounting, internal controls and auditing matters.

Since 1995, BD has also maintained an Ethics Help Line telephone number (the “Help Line”) for BD associates as a means of raising concerns or seeking advice. The Help Line is serviced by an independent contractor and is available to all employees worldwide, 7 days a week, 24 hours a day. Translation services are also available to employees. Employees using the Help Line may choose to remain anonymous and all inquiries are kept confidential. All Help Line inquiries are forwarded to BD’s Chief Ethics Officer for investigation. Any matters reported to the Chief Ethics Officer, whether through the Help Line or otherwise, involving accounting, internal control or audit matters, or any fraud involving management or persons who have a significant role in BD’s internal controls, are reported directly to the Audit Committee.

The Chief Ethics Officer leads the BD Ethics Office, a unit within BD that administers BD’s ethics program. In addition to the Help Line, the ethics program provides for broad communication of BD’s Core

Values (discussed above), associate education regarding the Guide and its requirements, and ethics training sessions.

BD regularly reviews the Guide, and proposed additions or amendments are submitted to the Board for its consideration. Any waivers from any provisions of the Guide for executive officers and directors would be promptly disclosed to shareholders. In addition, any amendments to the Guide, as well as any waivers from certain provisions of the Guide relating to BD’s Chief Executive Officer, Chief Financial Officer or Controller would be posted at the website address set forth below.

The Guide is posted on BD’s website at www.bd.com/investors/corporate_governance/. Printed copies of the Guide may be obtained, without charge, by contacting the Corporate Secretary, BD, 1 Becton Drive, Franklin Lakes, New Jersey 07417-1880, telephone 1-201-847-6800.

REPORT OF THE AUDIT COMMITTEE

November 20, 2006

The Audit Committee reviews BD’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. The independent registered public accounting firm (the “independent auditors”) is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Committee monitors these processes.

In this context, the Committee met and held discussions with management and the independent auditors. Management represented to the Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States, and the Committee reviewed and discussed the consolidated financial statements with management and the independent auditors. The Committee also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU 380), as amended.

In addition, the Committee discussed with the independent auditors the auditors’ independence from the Company and its management, and the independent auditors provided to the Committee the written disclosures and letter required by the Independence Standards Board Standard No. 1 (Independence Discussions With Audit Committees).

The Committee discussed with the Company’s internal and independent auditors the overall scope and plans for their respective audits. The Committee met with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of BD’s internal controls, and the overall quality of BD’s financial reporting.

During fiscal year 2006, management completed its documentation, testing and evaluation of the adequacy of the Company’s system of internal control over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act of 2002 and related rules and regulations. The Audit Committee was apprised of the progress of the evaluation by both management and the independent auditors, and provided oversight and advice to management during this process. At the conclusion of this process, management reviewed with the Audit Committee its report on the effectiveness of the Company’s internal control over financial reporting. The Audit Committee also received the report from the independent auditors on management’s assessment of the Company’s internal control over financial reporting.

Based on the reviews and discussions referred to above, the Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2006, for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE
James F. Orr, Chair
Basil L. Anderson
Edward F. DeGraan
Gary A. Mecklenburg
Bertram L. Scott

REPORT OF THE COMPENSATION AND BENEFITS COMMITTEE
ON EXECUTIVE COMPENSATION

The Compensation and Benefits Committee (the “Committee”) reviews the compensation program for the Chief Executive Officer and the other executive officers listed on the Summary Compensation Table appearing on page 27 (the “named executive officers”), and the other members of senior management who report directly to the Chief Executive Officer. The compensation of the Chief Executive Officer is set by the independent directors of the Board, after considering the recommendations of the Committee, while the Committee determines the compensation of the Chief Executive Officer’s direct reports.

The Committee has retained an independent consultant to assist the Committee in fulfilling its responsibilities. The Committee periodically reviews the effectiveness and competitiveness of BD’s executive compensation structure with the assistance of its independent consultant. The independent consultant is engaged by, and reports directly to, the Committee, and generally attends all meetings of the Committee.

Overview

Objectives of Compensation Program

The Committee’s philosophy is to provide a compensation package that attracts, motivates and retains executive talent and delivers rewards for superior performance and consequences for underperformance. Specifically, the objectives of the Committee’s compensation practices are to:

•	Offer a total compensation program that is competitive with the compensation practices of those peer companies with which BD competes for talent;

•	Tie a significant portion of executive compensation to BD’s achievement of pre-established financial objectives and the executive’s individual contributions to the accomplishment of those objectives;

•	Provide a significant portion of overall compensation in the form of equity-based compensation in order to align the interests of BD’s executives with those of BD’s shareholders; and

•	Provide incentives that promote executive retention.

The Committee seeks to attract executive talent by offering competitive base salaries, annual performance incentive opportunities and the potential for long-term rewards under BD’s equity-based long-term incentive program. The Committee believes that to attract and retain a highly-skilled executive team, BD’s compensation practices must remain competitive with those of other employers with which BD competes for talent.

Pay-for-Performance Philosophy

The Committee believes that a significant portion of executive compensation should be closely linked to both BD’s and the individual’s performance. The Committee’s “pay-for-performance” philosophy is reflected in BD’s compensation practices, which tie a significant portion of executive compensation to the achievement of both short- and long-term financial objectives of BD. This philosophy is reflected in annual incentive awards, which are directly linked to the achievement of short-term objectives set by the Committee. In addition, equity-based long-term incentive awards are designed to motivate executives to meet BD’s long-term performance goals as well. This is particularly true of performance-based awards, which have potential payouts ranging from zero to 250% of target, based on BD’s performance over a three-year period as measured against pre-established performance goals. As a result, under BD’s compensation program, a significant amount of variable compensation is contingent on the achievement of key financial objectives of BD. These objectives include revenue and earnings growth, return on invested capital, and creation of shareholder value. BD’s compensation program also accounts for individual performance (including the individual’s adherence to BD’s Core Values), which enables the Committee to differentiate among executives and emphasize the link between personal performance and compensation.

The Role of Equity-Based Compensation

BD’s long-term incentive program is an integral part of BD’s overall compensation program. The long-term incentive program serves to align the interests of executives with those of BD’s shareholders, as BD’s executives will benefit under their long-term incentive awards from any future appreciation in BD’s stock price in the same manner as BD’s other shareholders. In addition, the vesting schedule of options, stock appreciation rights and performance-based awards issued under the program, as well as time-vested restricted stock units or “Career Shares” (which generally vest after an executive’s retirement), further the goal of executive retention. The types of awards granted under the program are described in more detail below.

Use of Benchmarking

In furtherance of its compensation objectives, the Committee compares BD’s compensation levels with those of a group of thirteen companies. This group is referred to as the “Compensation Comparison Group.” This benchmarking is done with respect to each of the key elements of BD’s executive compensation programs discussed above (salary, incentive payments and equity-based compensation), as well as the compensation of individual executives where job descriptions are sufficiently similar. BD’s executive compensation program is intended to target each key element to deliver compensation to each executive at approximately the 50th percentile of the Compensation Comparison Group companies, with adjustments made based on the executive’s individual performance. Targeting the 50th percentile helps ensure that BD’s compensation practices will be competitive in terms of attracting and retaining executive talent.

The Compensation Comparison Group used for fiscal year 2006 was comprised of Abbott Laboratories, Alcon, Inc., Allergan, Inc., C.R. Bard Inc., Baxter International Inc., Beckman Coulter, Inc., Boston Scientific Corporation, Guidant Corporation, Johnson & Johnson, Medtronic, Inc., PerkinElmer Inc., Roche Diagnostics and St. Jude Medical, Inc. This group represents companies with which BD believes it competes for executive talent. In this regard, we note that Abbott Laboratories, Johnson & Johnson and Roche Diagnostics were used only to benchmark segment leader positions.

Use of Tally Sheets

The Committee reviews for each of the named executive officers a summary report or “tally sheet,” which sets forth the total dollar value of the officer’s annual compensation, including salary, annual incentive award, long-term incentive compensation, perquisites, pension benefit accruals and other compensation. The report also shows shareholdings and accumulated unrealized gains under prior equity-based compensation awards, and amounts payable to the named executive officer upon termination of the executive’s employment under various different circumstances, including retirement and termination in connection with a change of control. The Committee uses tally sheets to estimate total annual compensation to the named executive officers, provide perspective on the named executive officers’ wealth accumulation from BD programs, and consider payouts to the named executive officers under a range of termination scenarios, including upon a change of control. A table showing the value of annual compensation provided to the named executive officers is set forth later in this report under the heading “Value of Compensation.” While the Committee considers compensation previously paid to the named executive officers, including amounts realized or realizable under prior equity- based compensation awards, the primary focus of the Committee’s compensation actions is retaining the executives in light of prevailing competitive market practices and on motivating the future performance of the named executive officers.

Elements of Executive Compensation

As is discussed above, the executive compensation program is intended to serve various objectives. To meet these objectives, BD uses a mixture of compensation vehicles, including cash payments (salary and performance-based incentive payments) and awards tied to BD stock (which we refer to as “equity-based compensation”). The Committee balances salary and performance-based compensation, and cash and non-cash compensation, in a manner it believes best serves the objectives of BD’s compensation program, although no specific allocations are targeted.

Base Salary

The Committee annually reviews the base salaries of the Chief Executive Officer and other members of senior management. Salaries are also reviewed in the case of promotions or other significant changes in responsibilities. In each case, the Committee takes into account the results achieved by the executive, his or her future potential, scope of responsibilities and experience, and competitive salary practices. Base salary is intended to provide a baseline of compensation that is not contingent upon BD’s performance.

Performance-Based Annual Incentive Awards (PIP)

Annual performance incentives under BD’s Performance Incentive Plan (“PIP”) are tied to BD’s overall performance for the fiscal year, as measured against objective criteria set by the Committee, as well as the performance of each executive and of his or her area of responsibility or business unit. In addition, management sets certain financial and operational objectives for each business unit, region/country and function that are designed to promote key company initiatives. These contingent payments further the underlying principle of our compensation program that a significant portion of executive compensation be conditioned on the achievement of financial objectives set for BD.

Target annual incentive payments, expressed as a percentage of base salary, are set for each named executive officer prior to the beginning of the fiscal year, based on job responsibilities. Incentive award payments for the year may range from zero to 200% of the named executive officer’s target, based on BD’s performance compared to the pre-established performance goal or goals set by the Committee and the individual’s performance. For fiscal year 2006, award targets for the named executive officers ranged from 65% to 110% of salary.

With respect to the named executive officers, the Committee establishes a formula to determine the maximum annual incentive payment that may be payable for the fiscal year. The Committee does not have the discretion to award any incentive payments in excess of such amounts under the PIP. The Committee does retain the discretion, however, in light of BD’s and the individual’s performance and the Committee’s compensation objectives, to reduce the amount of the award based on such factors as the Committee deems appropriate. These include such other targets that the Committee may establish, such as the earnings per share target set for fiscal 2006 (which was met by BD).

Long-Term Incentive Awards (LTI)

Long-term incentive awards (“LTI”) for each member of senior management consist of three components: stock options or stock appreciation rights, performance-based stock units (referred to as “Performance Units”) and time-vested restricted stock units (referred to as “Career Shares”).

•	Stock appreciation rights. Stock appreciation rights vest over a four-year period, with 25% becoming exercisable on each anniversary of the grant date, and have a ten-year term. All stock appreciation rights are granted with an exercise price equal to the fair market value of the BD common stock on the date of grant, and re-pricing is expressly prohibited by the terms of BD’s equity compensation plan.

Stock appreciation rights represent the right to receive, upon exercise, shares of BD common stock having a value equal to the difference between the market price of BD common stock on the date of exercise and the exercise price. The Committee began issuing stock appreciation rights in November 2005, since it believes that stock appreciation rights result in less share dilution to BD’s shareholders than do stock options.

Certain senior executives, including the named executive officers, are required to hold 75% of the net shares distributed upon exercise for a period of one year. This requirement is in addition to the share retention and ownership guidelines discussed later in this report.

•

Performance Units. Performance Units vest after three years, and are tied to BD’s performance against pre-established targets, including revenue growth and average return on invested capital, over a three-year performance period. The actual payout under these awards may vary from zero to 250% of an executive’s target payout, based on BD’s actual performance over the three-year performance period. These awards are granted in tandem with dividend equivalent rights.

•

Career Shares. Career Shares vest one year following the executive’s retirement or upon the happening of other events, such as an involuntary termination without cause. Executives are subject to a non-compete covenant during this one-year period, and the Career Shares may be forfeited in the event of a breach of this covenant. These awards are granted in tandem with dividend equivalent rights.

Our long-term incentive program is intended to serve a number of objectives. These include aligning the interests of executives with those of BD’s shareholders, and focusing senior executives on the achievement of well-defined, long-term performance objectives that are aligned with BD’s corporate strategy, thereby establishing a direct relationship between compensation and operating performance. The program also furthers the goal of executive retention, since a named executive officer will forfeit any unvested awards in the event the officer voluntarily terminates employment with BD.

In making long-term incentive awards, the Committee does not issue a targeted number of stock appreciation rights or units. Instead, in consultation with its independent consultant, the Committee first determines the dollar value of the award to be granted to each named executive officer, based on the benchmarking discussed above. This dollar value is then allocated among each of the three components. Stock appreciation rights and Performance Units are generally targeted to deliver approximately 40% each of the total dollar value of an executive’s award, as determined by the Committee, and Career Shares are generally targeted to deliver the remaining 20%. The actual number of stock appreciation rights or units to be awarded is then determined based on the value ascribed to each stock appreciation right or unit. This value is based on the valuation methodologies used by the Committee, in consultation with its independent consultant.

By using this value approach, the number of stock appreciation rights or units issued to the named executive officers will vary from year to year based on, among other things, the BD common stock price at the time of grant, even though the awards may have the same dollar value under the Committee’s valuation methodologies. Also, because it is based on the Committee’s own valuation methodologies, the value assigned to an award by the Committee will differ from the value of the award used by BD for financial reporting purposes.

Deferred Compensation Plan

The BD Deferred Compensation Plan is a non-qualified plan that allows an associate with an annual salary of $100,000 or above to defer receipt of his or her salary and/or annual incentive payment until the date or dates elected by the participant. The amounts deferred are invested in BD common stock or in dollar-denominated accounts that mirror the gains and/or losses of several different investment funds, based on the investment selections of the participants. The Deferred Compensation Plan offers participants a wide-range of publicly-available investment funds, including international, U.S. equity, bond and money market funds. The Deferred Compensation Plan does not offer any above-market rates of return to the named executive officers.

Participants may defer up to 75% of salary and 100% of annual incentive awards. The Deferred Compensation Plan also allows associates to defer receipt of up to 100% of the shares issuable under any stock unit awards granted under the long-term incentive program.

The Deferred Compensation Plan is not funded by BD, and participants have an unsecured contractual commitment by BD to pay the amounts due under the Deferred Compensation Plan. When such payments are due, the cash and/or stock will be distributed from BD’s general assets. BD has purchased corporate-owned life insurance to offset this liability.

Other Benefits

BD also provides certain other benefits to its executive officers that are not tied to any formal individual or company performance criteria and are intended to be part of a competitive overall compensation program.

Company Transportation. The Committee has encouraged Mr. Ludwig to use company-owned aircraft for Mr. Ludwig’s personal as well as his business travel, in order to make more efficient use of Mr. Ludwig’s travel time and mitigate business continuity risk. In addition, a driver and company-owned car used for business purposes are made available to Mr. Ludwig on occasion for commuting to and from work. Information concerning the incremental costs to BD of Mr. Ludwig’s personal use of BD-supplied transportation, and the methodology used to calculate these costs, is set forth in the Summary Compensation Table and related notes beginning on page 27.

In order to offset some of the costs incurred by BD in providing the BD aircraft, BD and Mr. Ludwig have entered into a time-sharing arrangement. Under this arrangement, Mr. Ludwig makes time-share payments to BD for his personal use of the BD company aircraft, up to the maximum amount permitted by Federal Aviation Administration regulations without BD being subject to regulation as a charter carrier. The payments cover a substantial portion of the variable costs, and reduce the amount of lost tax benefits to BD, associated with Mr. Ludwig’s personal flights. This arrangement is more fully discussed in Note 5 to the Summary Compensation Table on page 28.

Life Insurance. BD had previously provided split-dollar life insurance to the named executive officers and other eligible associates. This program was discontinued in 2003. As a result, BD currently provides term life insurance to the named executive officers and others who were participants in the split-dollar life insurance program at the time of its termination having a pre-retirement death benefit equal to two times the person’s salary at the time of death (compared to the one times salary benefit provided to other BD associates.)

Change of Control Arrangements

BD has entered into change of control employment agreements with each of the named executive officers. These agreements provide for the continued employment of the executives for a period of two years following a change of control of BD. These agreements are intended to retain the executives and provide continuity of management in the event of an actual or threatened change in the control of BD and ensure that the executive’s compensation and benefits expectations would be satisfied in such event. A more complete description of the material terms of BD’s change of control arrangements can be found beginning on page 34.

Compensation of the Chief Executive Officer

The Committee meets with the other independent directors each year in executive session to evaluate the performance of Mr. Ludwig, BD’s Chief Executive Officer. The results of this evaluation are considered in determining his compensation, consistent with the compensation policies described above. The Committee also consults with the Committee’s independent advisor in setting the Chief Executive Officer’s compensation. Neither the Committee nor its independent advisor consults with the Chief Executive Officer or any other members of management when setting the Chief Executive Officer’s compensation.

In November 2005, the Committee approved a 3.6% salary increase for Mr. Ludwig from $994,000 to $1,030,000, effective January 1, 2006. At the same time, the Committee approved a long-term incentive award to Mr. Ludwig consisting of stock appreciation rights for 86,819 shares, 16,812 Career Shares and Performance Units having a target payout of 27,340 shares. This long-term incentive award had a dollar value of $4,202,393 at the time of grant, using a lattice-based binomial option valuation model for the stock options and the prevailing market price of the BD common stock for the Career Shares and Performance Units (without taking any discount for risk of forfeiture). The Committee determined Mr. Ludwig’s salary increase and long-term incentive award after reviewing competitive market data and Mr. Ludwig’s individual performance during the 2005 fiscal year. While the November 2005 long-term incentive award to Mr. Ludwig was granted with respect to fiscal year 2005, it is reflected in the Summary Compensation Table and other tables for fiscal year 2006, as required by the SEC proxy statement rules, since it was awarded during the 2006 fiscal year.

In November 2006, the Committee awarded Mr. Ludwig a $1,150,000 annual incentive payment with respect to fiscal year 2006, representing approximately 102% of Mr. Ludwig’s target award. In setting this award, the Committee reviewed BD’s overall financial performance during the year, as well as Mr. Ludwig’s role in advancing BD’s three strategies of increasing profitable revenue growth through innovation, improving operating effectiveness and strengthening BD’s organizational capabilities. In particular, the Committee noted BD’s revenue growth of 8.5% (excluding the effects of foreign exchange) and the 13.5% growth in earnings per share for the year (adjusted for certain items), along with continued improvements in BD’s profit margins and other financial measures. The Committee also reviewed efforts during the year to improve operational effectiveness (such as the establishment of the Operational Effectiveness Task Force), and the progress made during the year on BD’s growth initiatives, including the institution of a new global product development system designed to enhance BD’s ability to develop new products. The Committee also considered certain organizational realignments that Mr. Ludwig initiated during the year, including the establishment of the “Office of the CEO.” The Office of the CEO consists of the Chief Executive Officer, the Chief Financial Officer and BD’s four Executive Vice Presidents, and is responsible for global strategy formulation and execution.

In recognition of Mr. Ludwig’s leadership during fiscal year 2006 and in light of competitive market data, in November 2006, the Committee also approved a long-term incentive award to Mr. Ludwig consisting of stock appreciation rights for 78,580 shares, 14,991 Career Shares, and Performance Units having a target payout of 24,379 shares. This long-term incentive award had a dollar value of $4,604,240 at the time of grant, using the fair value of the awards used by us for financial reporting purposes.

In lieu of a salary increase for Mr. Ludwig for calendar year 2007, the Committee increased Mr. Ludwig’s annual incentive payment target for fiscal year 2007 from 110% to 115% of base salary.

Value of Compensation

Set forth below is a summary of the dollar values of the annual compensation provided to each of the named executive officers:

	Cash Compensation		Other(2)
				Fiscal 2007 Long-term Incentive Awards (LTI)(1)
	Salary Paid in Fiscal 2006	Annual Incentive Under PIP for Fiscal 2006		Stock Appreciation Rights(3)	Performance Units(4)	Career Shares(5)	Total
Edward J. Ludwig Chairman, President and Chief Executive Officer	$1,020,915	$1,150,000	$68,633	$1,780,623	$1,748,462	$1,075,155	$6,843,788
Gary M. Cohen Executive Vice President	509,701	355,000	19,193	409,534	402,134	247,291	1,942,853
John R. Considine Senior Executive Vice President and Chief Financial Officer	620,693	500,000	7,261	578,714	568,238	349,420	2,624,326
Vincent A. Forlenza Executive Vice President	476,449	340,000	11,137	409,534	402,134	247,291	1,886,545
William A. Kozy Executive Vice President	472,701	340,000	7,104	409,534	402,134	247,291	1,878,764

(1)	The long-term incentive awards shown were granted by the Committee on November 21, 2006 following a review of fiscal year 2006 performance.

(2)	The “Other” column is the total of the amounts shown for fiscal year 2006 in the “Other Annual Compensation” and “All Other Compensation” columns of the Summary Compensation Table on page 27.

(3)	Amounts shown are grant date values from the table captioned “Stock Appreciation Right/Career Share Grants in Fiscal Year 2007” on page 30.

(4)	Amounts shown are from the target column of the table captioned “Long Term Incentive Plan—Performance Unit Awards in Fiscal Year 2007” on page 31.

(5)	Amounts shown are from the table captioned “Stock Appreciation Right/Career Share Grants in Fiscal Year 2007” on page 30.

The above table does not reflect (i) any increase in pension benefits that may accrue to the named executive officers as a result of these compensation actions, (ii) any compensation income resulting from the exercise of previously-awarded stock options or other equity-based compensation awards or changes in the value of such awards, or (iii) earnings on amounts deferred under the Deferred Compensation Plan (none of which were at above-market rates). In addition, the actual value ultimately realized by the named executive officers under the equity-based compensation awards set forth above will vary based on, among other things, BD’s operating performance and fluctuations in the BD stock price.

Internal Revenue Code Section 162(m)

Section 162(m) of the Internal Revenue Code precludes BD from taking a federal income tax deduction for compensation paid in excess of $1 million to the named executive officers. This limitation does not apply, however, to “performance-based” compensation, as defined under the federal tax laws. Stock appreciation rights, Performance Units and annual incentive awards under the Performance Incentive Plan generally qualify as “performance-based” compensation, and are, therefore, fully deductible. Career Shares are also fully deductible, because they are payable when a named executive is no longer employed by BD.

The Committee generally attempts to preserve the deductibility of compensation payments and benefits of the named executive officers. To this end, the Committee used its authority under the terms of the November 2003 Performance Unit grant to require each of Messrs. Ludwig, Cohen, Forlenza and Kozy to defer shares that were otherwise payable to them in November 2006 under this grant. These shares are required to be deferred until such time as the deduction of the payment of these shares will not be limited under Section 162(m). (No mandatory deferral was necessary for Mr. Considine, who has previously elected to defer all of the shares payable to him.)

However, the Committee will not necessarily seek to limit executive compensation to amounts deductible under Section 162(m). The Committee maintains the flexibility to structure BD’s compensation programs in ways that best promote the interests of BD and its shareholders. For instance, Mr. Ludwig’s base salary in fiscal 2006 would have exceeded the amounts deductible under Section 162(m) if a portion of his salary had not been voluntarily deferred by Mr. Ludwig. The Committee approved Mr. Ludwig’s salary, even though it may not be fully deductible, because it believed such salary was necessary to meet market practices and was consistent with the objectives of BD’s executive compensation program.

Executive Share Retention and Ownership Guidelines

In order to promote equity ownership and further align the interests of management with BD’s shareholders, the Committee has adopted share retention and ownership guidelines for senior management. Under these guidelines, executive officers and certain other members of senior management are expected to retain 75% of the net after-tax gain or the net after-tax shares realized under equity-based compensation awards granted after the adoption of the guidelines in July 2004 or after they become subject to the guidelines (if later), until they achieve and continue to maintain a significant ownership position, expressed as a multiple of salary as follows:

President and Chief Executive Officer	5 times salary
Other Executive Officers (9 persons)	3 times salary
Other BD Leadership Team Members (24 persons)	1 times salary

The Committee periodically reviews share ownership levels of the persons subject to these guidelines. Shares held directly by the executive, shares held indirectly through the BD 401(k) plan or Deferred Compensation Plan, and Career Shares are included in determining an executive’s share ownership. Shares underlying stock options, including vested options, as well as unvested Performance Units, are not included. Each of the named executive officers has achieved shareholdings in excess of the applicable multiple set forth above.

BD’s insider trading policy expressly prohibits BD associates from engaging in options, puts, calls or other transactions that are intended to hedge against the economic risk of owning BD shares. This policy can be found at www.bd.com/investors/corporate_governance/.

COMPENSATION AND BENEFITS COMMITTEE
Henry P. Becton, Jr., Chair
Basil L. Anderson
Edward F. DeGraan
James F. Orr
Willard J. Overlock, Jr.

COMPENSATION OF NAMED EXECUTIVE OFFICERS

The following tables set forth information regarding the compensation of BD’s Chief Executive Officer and the four most highly compensated officers other than the Chief Executive Officer (collectively, the “named executive officers”). These tables should be read in conjunction with the Report of the Compensation and Benefits Committee on Executive Compensation beginning on page 20. The following tables are prescribed by the rules of the SEC. We have also included additional tables that are not required by SEC rules, in order to provide our shareholders with more current information concerning the compensation of our named executive officers.

The following table shows, for the fiscal years ended September 30, 2006, 2005 and 2004, respectively, compensation provided by BD to each of the named executive officers in all capacities in which they served.

SUMMARY COMPENSATION TABLE

	Annual Compensation					Long-Term Compensation Awards

Name and Principal Position	Fiscal Year	Salary(1)	Bonus(1)	Other Annual Compensation(2)		Restricted Stock Awards ($)(3)	Securities Underlying Options/ SARs(#)	All Other Compensation(4)
Edward J. Ludwig	2006	$1,020,915	$1,150,000	$60,945	(5)	$990,899	86,819	$7,688
Chairman, President and	2005	978,647	1,561,000	261,211		803,985	76,409	7,453
Chief Executive Officer	2004	933,689	1,200,000	102,688		537,766	98,961	7,250
Gary M. Cohen	2006	509,701	355,000	12,050	(6)	243,717	21,353	7,143
Executive Vice President	2005	487,953	500,000	5,580		243,854	23,177	6,873
	2004	472,481	345,000	5,580		163,021	30,000	6,704
John R. Considine	2006	620,693	500,000	0		321,341	28,157	7,261
Senior Executive Vice	2005	594,945	650,000	5,580		321,594	30,564	6,999
President and Chief	2004	574,973	480,000	3,627		217,361	40,000	6,825
Financial Officer
Vincent A. Forlenza	2006	476,449	340,000	4,029	(7)	241,006	21,118	7,108
Executive Vice President	2005	453,449	450,000	7,830		241,196	22,923	6,833
	2004	436,230	330,000	8,920		141,292	26,000	6,662
William A. Kozy	2006	472,701	340,000	0		241,006	21,118	7,104
Executive Vice President	2005	449,945	450,000	5,580		241,196	22,923	6,830
	2004	428,716	330,000	5,580		141,292	26,000	6,656

(1)	Amounts shown reflect salary, and bonuses under the PIP, earned by the named executive officers for the applicable fiscal year. Since BD’s fiscal year ends September 30, salaries reflect three months of salary at one calendar year salary rate and nine months at the following calendar year salary rate. Bonuses are paid in the fiscal year following the fiscal year for which they are earned, unless deferred at the election of the executive.

(2)

Amounts shown represent benefits provided to the named executive officers valued at their incremental cost to BD, which has been calculated for these purposes based on BD’s out-of-pocket expenditures, net of federal and state tax benefits (38% in the aggregate).

(3)

Amounts shown reflect awards of restricted stock units (“Career Shares”) to the named executive officers. The dollar value of the awards reflected in the Summary Compensation Table is calculated by multiplying the total number of shares subject to the Career Share award by the closing price of BD common stock on the date of grant (which was $58.94 for the fiscal year 2006 grant). These dollar values do not reflect any adjustments for risk of forfeiture or restrictions on transferability, or for the fact that Career Shares are granted in tandem with dividend equivalent rights (as discussed below).

Each Career Share represents the right to receive one share of BD common stock upon vesting. The Career Shares vest and are distributable one year following retirement, or in the case of other events, such as involuntary termination without cause. The Career Shares fully vest upon a change in control (see discussion under the heading “Accelerated Vesting of Equity Awards” on page 35).

The following table lists the undistributed portions of all restricted stock unit awards previously awarded to the named executive officers as of September 30, 2006 (including amounts accruing under dividend equivalent rights). Performance-based restricted stock unit awards (“Performance Units”) are reflected in the table below at target payout amounts, although actual payouts may be different than the target amount. Awards of Performance Units are not included in the Summary Compensation Table above, but are instead reported as long-term incentive awards in a separate table (see “Long-Term Incentive Plan—Performance Unit Awards in Fiscal Year 2006” on page 30). Market values are determined by multiplying the number of undistributed shares by $70.67, the September 29, 2006 closing price for BD common stock. No discount has been taken to reflect risk of forfeiture or restrictions on transferability. Of the units shown below, only the Career Shares granted in fiscal year 2006 are reflected in the above Summary Compensation Table.

Name	Number of Undistributed Shares	Market Value of Undistributed Shares Held
Edward J. Ludwig	150,808	$10,657,601
Gary M. Cohen	40,140	2,836,694
John R. Considine	53,181	3,758,301
Vincent A. Forlenza	42,588	3,009,694
William A. Kozy	47,107	3,329,052

The Career Shares and Performance Units awarded to the named executive officers in fiscal year 2006 were issued in tandem with dividend equivalent rights. Under these rights, each time BD pays a dividend on the BD common stock, the named executive officers are credited with additional restricted stock units, determined by dividing the dividends that would be paid on the shares underlying the award (and on the shares underlying any restricted stock units credited pursuant to these dividend equivalent rights) by the prevailing market price of the BD common stock.

During fiscal year 2006, the named executive officers were credited with the following number of restricted stock units under the dividend equivalent rights issued with their Career Shares and Performance Units. The amounts reflected below assume that the Performance Units will pay out at their target amount, although actual payouts may be different than the target amount.

Name	Accrued Shares
Edward J. Ludwig	2,044
Gary M. Cohen	544
John R. Considine	721
Vincent A. Forlenza	577
William A. Kozy	640

(4)	BD makes matching contributions to BD’s Savings Incentive Plan (“SIP”), a qualified defined contribution (401(k)) plan available to U.S. employees at all levels. Amounts shown for fiscal year 2006 include for each of the named executive officers BD’s matching contributions of $6,600 to BD’s SIP. These amounts represent BD matching contributions at a 50% rate of the first 6% of base pay contributed to SIP by each of the named executive officers, in accordance with applicable SIP rules and subject to limits imposed by the IRS upon maximum contributions to such tax-qualified plans. The remaining amounts reflected for fiscal year 2006 represent premiums paid by BD for incremental life insurance benefits provided to the named executive officers beyond those provided to all BD employees.

(5)

Includes the value attributed to Mr. Ludwig’s personal use of company-owned transportation, primarily his use of the company-owned aircraft (which accounted for $60,790 in fiscal year 2006). Pursuant to a policy adopted by the Board, Mr. Ludwig is encouraged to use company-owned aircraft for his personal as well as his business travel. The value of these flights is calculated based on the incremental variable cost incurred by BD in providing such flights (net of federal and state tax benefits) that were not reimbursed by Mr. Ludwig ($8,062), and the lost tax benefits to BD attributable to such flights ($52,728), as described below. The variable costs associated with such flights include fuel, trip-related maintenance, crew travel expenses, on-board catering, landing and parking fees and other variable costs. As company-owned aircraft are used predominantly for business purposes, we have not included fixed costs, such as pilots’ salaries, which do not change based on usage.

The costs incurred by BD in providing for Mr. Ludwig’s personal flights are deductible for federal income tax purposes only to the extent income is imputed to Mr. Ludwig for income tax purposes for these flights and Mr. Ludwig reimburses BD for such costs. Accordingly, a tax deduction for the costs associated with these flights is not allowed to the extent such costs exceed the imputed income and Mr. Ludwig’s reimbursements. BD and Mr. Ludwig have entered into a time-sharing arrangement under which Mr. Ludwig makes time-share payments to BD for his personal use of company-owned aircraft, up to the maximum amount permitted by Federal Aviation Administration regulations without subjecting BD to regulation as a charter carrier. Mr. Ludwig made aggregate payments of $94,450 to BD under this arrangement with respect to his personal flights taken in fiscal year 2006, while the total variable costs associated with these flights was $107,454.

A driver and company-owned car used for business purposes are made available to Mr. Ludwig on occasion for commuting to and from work. The amount shown for Mr. Ludwig includes the value ascribed to such use, which reflects a fuel charge and any other variable costs associated with such use (net of federal and state tax benefits). As company-owned cars are used predominantly for business purposes, we have not included fixed costs, such as driver salaries, which do not change based on usage.

(6)

Includes the value attributed to Mr. Cohen’s personal use of the company-owned aircraft. Mr. Cohen used the aircraft for personal use one time during the fiscal year. As described in note 5 above, the value of this flight is based on the incremental variable cost incurred by BD in providing such flight (net of federal and state tax benefits) and the lost tax benefits to BD attributable to such flight.

(7)	Includes reimbursement to Mr. Forlenza for the payment of certain California state tax liabilities. For additional discussion, see “Additional Compensation Arrangements” on page 35.

INFORMATION REGARDING LONG-TERM INCENTIVE COMPENSATION
FOR FISCAL YEAR 2006

Set forth below is information regarding the long-term incentive compensation awards provided to the named executive officers in fiscal year 2006. These awards were made under the 2004 Employee and Director Equity-Based Compensation Plan (the “2004 Plan”).

OPTION/SAR GRANTS IN FISCAL YEAR 2006

Name	Number of Securities Underlying Options/ SARs Granted(1)	% of Total Options/ SARs Granted to Employees in Fiscal Year	Exercise Price($/share)	Expiration Date	Grant Date Present Value of Option Grants(2)
Edward J. Ludwig	86,819	5.00%	$59.16	11/21/15	$1,600,074
Gary M. Cohen	21,353	1.23%	$59.16	11/21/15	393,536
John R. Considine	28,157	1.62%	$59.16	11/21/15	518,934
Vincent A. Forlenza	21,118	1.22%	$59.16	11/21/15	389,205
William A. Kozy	21,118	1.22%	$59.16	11/21/15	389,205

TOTAL	178,565	10.29%			3,290,954
All Employees	1,737,863	100.00%			$32,028,815

(1)	Stock appreciation rights (“SARs”) represent the right to receive, upon exercise, shares of BD common stock having a value equal to the difference between the market price of BD common stock on the date of exercise and the exercise price. These grants are for a ten-year term, and become exercisable in four equal annual installments, beginning one year from the date of grant. The named executive officers are required to hold 75% of the net, after-tax shares received upon exercise of the above SARs for a period of one year following exercise. The options become fully vested upon a change in control of BD, as defined in the 2004 Plan.

(2)

The estimated value of the SARs has been determined using a lattice-based binomial option valuation model, based upon the terms of the option grant and BD’s stock price performance history as of the date of the grant. The key assumptions are as follows: dividend yield: 1.46%; volatility: 28.0%; risk-free rate of return: 4.48%; and expected life: 6.5 years. The above estimates do not reflect any adjustments for risk of forfeiture or restrictions on transferability. The assumptions used in the valuation are based upon experience, and are not forecast of future stock price or volatility, or of future dividend policy.

LONG-TERM INCENTIVE PLAN
PERFORMANCE UNIT AWARDS IN FISCAL YEAR 2006

Name	Number of Units	Performance Period Until Payout	Estimated Future Payouts(1)
			Threshold(2)	Target	Maximum(3)
Edward J. Ludwig	27,340	3 years	$11,280	$1,611,420	$4,028,549
Gary M. Cohen	6,724	3 years	2,774	396,313	990,781
John R. Considine	8,867	3 years	3,658	522,621	1,306,553
Vincent A. Forlenza	6,650	3 years	2,744	391,951	979,878
William A. Kozy	6,650	3 years	2,744	391,951	979,878

(1)	Actual payout is based on BD’s performance against the pre-established performance targets, including revenue growth and average return on invested capital, over the three-year period covering BD’s 2006, 2007 and 2008 fiscal years. The actual number of shares issuable may range from zero to 250% of the target payout of the units awarded. The awards vest on the third anniversary of the grant date. The awards will also become fully vested at the target payout amount in the event of a change in control of BD, as defined in the 2004 Plan. The above amounts have been calculated by multiplying the number of shares issuable by $58.94, the closing price of the BD common stock on the grant date.

(2)

Under the Performance Units, BD performance above or below the target performance goals within a specified range results in correspondingly higher or lower payouts to the named executive officers. Threshold amounts in the above table reflect the minimum share payment that could be made under the Performance Units, assuming achievement of performance at the low end of the range provided for by the Compensation Committee. If such performance is not achieved under the Performance Units, no payment is made.

(3)	The Performance Units are issued in tandem with dividend equivalent rights. Maximum payout amounts do not reflect the shares that may be issued pursuant to these rights.

INFORMATION REGARDING LONG-TERM INCENTIVE COMPENSATION
IN FISCAL YEAR 2007

The applicable rules of the SEC require us to provide information regarding compensation, including equity incentive compensation, earned or paid in fiscal year 2006. We are supplementally providing the information below regarding the long-term equity incentive compensation awards provided to the named executive officers in November 2006 (fiscal year 2007) under the 2004 Plan.

STOCK APPRECIATION RIGHT/CAREER SHARE GRANTS IN FISCAL YEAR 2007

Name	Number of Securities Underlying SARs Granted(1)	% of Total Options/SARs Granted to Employees to Date in Fiscal Year	Grant Date Present Value of SAR Grants(2)	Number of Career Shares	Grant Date Value of Career Shares(3)
Edward J. Ludwig	78,580	5.0%	$1,780,623	14,991	$1,075,155
Gary M. Cohen	18,073	1.2%	409,534	3,448	247,291
John R. Considine	25,539	1.6%	578,714	4,872	349,420
Vincent A. Forlenza	18,073	1.2%	409,534	3,448	247,291
William A. Kozy	18,073	1.2%	409,534	3,448	247,291
TOTAL	158,338	10.2%	$3,587,939	30,207	$2,166,446

(1)	These SARs are for a ten-year term, and become exercisable in four equal annual installments, beginning one year from the date of grant, at an exercise price of $71.72. The named executive officers are required to hold 75% of the net, after-tax shares received upon exercise of the SARs for a period of one year following exercise. The SARs become fully vested upon a change in control of BD, as defined in the 2004 Plan.

(2)

The estimated value of the SARs has been determined using a lattice-based binomial option valuation model, based upon the terms of the option grant and BD’s stock price performance history as of the date of the grant. The key assumptions are as follows: dividend yield: 1.37%; volatility: 28.0%; risk-free rate of return: 4.56%; and expected life: 6.5 years. The above estimates do not reflect any adjustments for risk of forfeiture or restrictions on transferability. The assumptions used in the valuation are based upon experience, and are not a forecast of future stock price or volatility, or of future dividend policy.

(3)

The dollar value of the Career Shares reflected in the above table is calculated by multiplying the number of Career Shares awarded by $71.72, the closing price of the BD common stock on the date of grant. The Career Shares will become fully vested and be distributed one year following retirement or upon the happening of other events, such as an involuntary termination without cause. The Career Shares also fully vest upon a change in control of BD. The Career Shares are issued in tandem with dividend equivalent rights. The dollar values reflected in the above table do not reflect any adjustments for risk of forfeiture or restrictions on transferability, or for the value of the tandem dividend equivalent rights.

LONG-TERM INCENTIVE PLAN
PERFORMANCE UNIT AWARDS IN FISCAL YEAR 2007

Name	Number of Units	Performance Period Until Payout	Estimated Future Payouts(1)
			Threshold	Target	Maximum(2)
Edward J. Ludwig	24,379	3 years	$12,239	$1,748,462	$4,371,155
Gary M. Cohen	5,607	3 years	2,815	402,134	1,005,335
John R. Considine	7,923	3 years	3,978	568,238	1,420,594
Vincent A. Forlenza	5,607	3 years	2,815	402,134	1,005,335
William A. Kozy	5,607	3 years	2,815	402,134	1,005,335

(1)	Actual payout is based on BD’s performance against the pre-established performance targets, which are tied to net income, revenue growth and average return on invested capital over the three-year period covering BD’s 2007, 2008 and 2009 fiscal years. The actual number of shares issuable may range from zero to 250% of the target payout of the units awarded. The awards vest on the third anniversary of the grant date. The awards will also become fully vested at the target payout amount in the event of a change in control of BD, as defined in the 2004 Plan. The above amounts have been calculated by multiplying the number of shares issuable by $71.72, the closing price of the BD common stock on the grant date.

(2)	The Performance Units are issued in tandem with dividend equivalent rights. Maximum payout amounts do not reflect the shares that may be issued pursuant to these rights.

STOCK OPTION EXERCISES DURING FISCAL YEAR 2006

The following table contains information relating to the exercise of stock options by the named executive officers during fiscal year 2006, as well as the number and value of their unexercised options as of September 30, 2006. The following table does not reflect the SARs granted to the named executive officers in November 2006, following the end of the 2006 fiscal year.

AGGREGATED OPTION/SAR EXERCISES IN FISCAL YEAR 2006 AND
FISCAL YEAR-END OPTION VALUES

	Shares Acquired on Exercise	Value Realized (Market Value Less Exercise Price)	Number of Securities Underlying Unexercised Options at Fiscal Year-End Exercisable/Unexercisable	Value of Unexercised In-the-Money Options at Fiscal Year-End Exercisable/Unexercisable(1)(2)
Edward J. Ludwig	209,446	$7,452,720	941,730/248,607	$36,073,401/5,747,129
Gary M. Cohen	52,594	1,799,072	280,109/ 69,986	10,656,720/1,668,003
John R. Considine	150,000	5,591,136	310,141/ 93,580	11,774,793/2,250,156
Vincent A. Forlenza	46,594	1,580,044	223,303/ 62,561	8,455,955/1,395,017
William A. Kozy	155,565	5,695,772	200,777/ 62,561	7,618,149/1,395,017

(1)	All option awards to the named executive officers are for a ten-year term. Options issued prior to November 2003 were issued in tandem with limited SARs, which are exercisable only in the event of a tender offer for the BD common stock or a change in control of BD, as defined under BD’s stock option plans.

(2)

The value of unexercised options represents the difference between the closing price of BD common stock on September 29, 2006 ($70.67) and the exercise price of each unexercised in-the-money option held by the named executive officers.

OTHER COMPENSATION

Retirement Plan

BD’s Retirement Plan is a non-contributory defined benefit plan that provides for normal retirement at age 65 and permits earlier retirement in certain cases. Benefits are based upon years of service and the compensation (comprised of salary, commissions and bonuses (“Covered Compensation”)) for the five consecutive calendar years that produce the highest average annual Covered Compensation. The Retirement Plan is integrated with Social Security.

The Internal Revenue Code (the “Code”) limits the maximum annual benefit that may be paid to any individual from the Retirement Plan’s trust fund and the amount of compensation that may be recognized in calculating these benefits. Under BD’s Retirement Benefit Restoration Plan, BD will make supplemental, unfunded payments to offset any reductions in benefits that may result from such limitations. BD’s obligations to pay retirement benefits under the Restoration Plan are secured by a trust. The trust is currently secured by a letter of credit. The trustee is required to draw on the letter of credit, up to specified limits, following a change in control of BD (as defined in the trust agreement).

The following table shows the estimated annual retirement benefits payable under the Retirement Plan, inclusive of benefits payable under the Restoration Plan, at normal retirement date to all eligible employees, including the named executive officers, in specified remuneration and years of service classifications.

ESTIMATED ANNUAL RETIREMENT BENEFITS

	Years of Credited Service

Maximum Average Compensation	10	15	20	25	30	35	40
$ 700,000	$102,559	$153,838	$205,118	$256,397	$307,677	$358,956	$410,236
800,000	117,559	176,338	235,118	293,897	352,677	411,456	470,236
900,000	132,559	198,838	265,118	331,397	397,677	463,956	530,236
1,000,000	147,559	221,338	295,118	368,897	442,677	516,456	590,236
1,100,000	162,559	243,838	325,118	406,397	487,677	568,956	650,236
1,200,000	177,559	266,338	355,118	443,897	532,677	621,456	710,236
1,300,000	192,559	288,838	385,118	481,397	577,677	673,956	770,236
1,400,000	207,559	311,338	415,118	518,897	622,677	726,456	830,236
1,500,000	222,559	333,838	445,118	556,397	667,677	778,956	890,236
1,600,000	237,559	356,338	475,118	593,897	712,677	831,456	950,236
1,700,000	252,559	378,838	505,118	631,397	757,677	883,956	1,010,236
1,800,000	267,559	401,338	535,118	668,897	802,677	936,456	1,070,236
1,900,000	282,559	423,838	565,118	706,397	847,677	988,956	1,130,236
2,000,000	297,559	446,338	595,118	743,897	892,677	1,041,456	1,190,236
2,100,000	312,559	468,838	625,118	781,397	937,677	1,093,956	1,250,236
2,200,000	327,559	491,338	655,118	818,897	982,677	1,146,456	1,310,236
2,300,000	342,559	513,838	685,118	856,397	1,027,677	1,198,956	1,370,236
2,400,000	357,559	536,338	715,118	893,897	1,072,677	1,251,456	1,430,236
2,500,000	372,559	558,838	745,118	931,397	1,117,677	1,303,956	1,490,236
2,600,000	387,559	581,338	775,118	968,897	1,162,677	1,356,456	1,550,236
2,700,000	402,559	603,838	805,118	1,006,397	1,207,677	1,408,956	1,610,236
2,800,000	417,559	626,338	835,118	1,043,897	1,252,677	1,461,456	1,670,236
2,900,000	432,559	648,838	865,118	1,081,397	1,297,677	1,513,956	1,730,236
3,000,000	447,559	671,338	895,118	1,118,897	1,342,677	1,566,456	1,790,236
3,100,000	462,559	693,838	925,118	1,156,397	1,387,677	1,618,956	1,850,236
3,200,000	477,559	716,338	955,118	1,193,897	1,432,677	1,671,456	1,910,236

Amounts shown are calculated on a straight-life annuity basis, and are not subject to any further deduction for Social Security benefits or other offsets. Employees may elect to receive the actuarial value of their retirement benefits in a lump sum in lieu of a lifetime pension.

Listed below are the years of credited service and Covered Compensation for the named executive officers for the calendar year ending December 31, 2006:

Name	Years of Credited Service	Covered Compensation
Edward J. Ludwig	27	$2,179,308
John R. Considine	7	1,125,596
Gary M. Cohen	23	868,673
Vincent A. Forlenza	26	820,654
William A. Kozy	32	816,673

In addition, Mr. Considine has an agreement with BD under which he is entitled to receive an actuarially increased annual supplemental pension benefit (payable as a single life annuity) based on his age at termination ranging from $93,294 (for termination at age 56) to $300,958 (for termination at age 70). Under a separate agreement, Mr. Considine is entitled to participate in the BD retiree medical plan following termination of his employment for any reason.

Deferred Compensation Plan

The BD Deferred Compensation Plan is a non-qualified plan that allows an associate with an annual salary of $100,000 or above to defer receipt of up to 75% of his or her salary and/or up to 100% of his or her annual bonus until the date or dates elected by the participant. The amounts deferred are invested in shares of BD common stock or into dollar-denominated accounts that mirror the gains and/or losses of several different publicly-available investment funds, based on the investment selections of the participants. Participants are entitled to change their investment elections with respect to prior deferrals, future deferrals or both, on a monthly basis. The Deferred Compensation Plan does not offer any above-market rates of return to the named executive officers. The investment options available to participants may be changed by BD at any time. The Deferred Compensation Plan also allows associates to defer receipt of up to 100% of the shares issuable under any stock unit awards granted under BD’s long-term incentive program.

With respect to any amount deferred under the Deferred Compensation Plan, a participant may elect to receive an in-service withdrawal (for which the participant must elect a minimum two-year deferral period) or elect to receive distributions following termination of service with BD. A participant may elect to receive distributions in installments or in a lump sum. Except in the case of an unforeseen emergency, a participant may not withdraw funds prior to their scheduled distribution date.

BD is not required to make any contributions to the Deferred Compensation Plan, other than to the extent a participant in both the Deferred Compensation Plan and BD’s Savings Incentive Plan (401(k)) would receive a lower matching contribution from BD under the Savings Incentive Plan as a result of salary deferral under the Deferred Compensation Plan.

The Deferred Compensation Plan is not funded by BD, and participants have an unsecured contractual commitment by BD to pay the amounts due under the Deferred Compensation Plan. When such payments are due, the cash and/or stock will be distributed from BD’s general assets. When cash compensation is deferred under the plan, we invest the funds in a manner intended to match the investment returns credited to the plan participant in an effort to fully offset our liability to the participant.

Change of Control Arrangements

Change of Control Employment Agreements

BD has entered into agreements with each of the named executive officers that provide for the continued employment of those executives for a period of time following a change of control of BD. These agreements are designed to retain the executives and provide continuity of management in the event of an actual or threatened change in the control of BD. The following is a summary of the agreements, and is not intended to be a complete description of their terms. The form of agreement entered into with the named executive officers was filed as an exhibit to our Annual Report on Form 10-K for fiscal year 2005.

The agreements provide that BD will continue to employ the named executive officer for two years following a “change of control,” and that during this period, the executive’s position, authority, duties and responsibilities will be at least commensurate in all material respects with those held by the executive prior to the change of control. The agreements also provide for minimum salary, annual bonus and other benefits during this two-year period. “Change of control” is defined under these agreements generally as (i) the acquisition by any person or group of 25% or more of the outstanding BD common stock, (ii) the incumbent members of the Board ceasing to constitute at least a majority of the Board; (iii) certain business combinations, and (iv) shareholder approval of the complete liquidation or dissolution of BD.

The agreements also provide that in the event the named executive officer is terminated without “cause,” or the executive terminates his employment for “good reason,” at any time during the two years following a change in control, the executive would receive:

•	a pro rata bonus based on the higher of (i) the executive’s average bonus for the last three fiscal years prior to termination, and (ii) his target bonus for the year in which the termination occurs (the greater of the two being referred to herein as the “Highest Bonus”);

•	a lump sum severance payment (the “Severance Payment”) equal to three times the sum of the executive’s annual salary and the Highest Bonus;

•

a lump sum payment equal to the increase in the lump sum value of his pension benefits (including under any supplemental pension plan) that the executive would have earned had he remained an employee for an additional three years following termination (the “Additional Retirement Benefits”);

•	continuation of the executive’s welfare benefits (reduced to the extent provided by any subsequent employer) for a period of three years; and

•	outplacement services, subject to a limit on the cost to BD of $100,000.

In the event the named executive officers were terminated without “cause” or they terminated their employment for “good reason” following a change of control, the named executive officers would receive the following Severance Payments and Additional Retirement Benefits, respectively (based on current salary rates and using the average bonuses of the named executive officers for the last three fiscal years as the Highest Bonus in calculating the Severance Payments): Mr. Ludwig—$7,153,702 and $1,930,119; Mr. Cohen—$2,800,889 and $660,057; Mr. Considine—$3,548,015 and $997,209; Mr. Forlenza—$2,582,253 and $2,653,076; and Mr. Kozy—$2,567,427 and $3,388,757. The foregoing does not include the pro rata bonus, welfare benefits or outplacement services mentioned above, any amounts that would be payable under the “gross-up” provisions of the change of control employment agreements (described below), or any amounts attributable to the accelerated vesting of equity awards upon a change of control.

If any payments or distributions made by BD to the named executive officers as a result of a change of control would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, BD will make an additional “gross-up” payment to the executive, such that the named executive officer would retain the same amount, net of all taxes, that he would have retained had the excise tax not been triggered. However, if such payments and distributions do not exceed 110% of the level that triggers the excise tax, these payments will be reduced to such level in order to avoid the need for any additional gross-up payment.

“Cause” is generally defined under the agreements as the willful and continued failure of the executive to perform substantially his duties, or illegal conduct or gross misconduct that is materially injurious to BD. “Good reason” is generally defined to include the assignment to the executive of any duties inconsistent in any significant respect with, or any significant diminution in, the executive’s position, authority, duties or responsibilities, (ii) the failure of BD to pay any compensation called for by the agreement, or (iii) certain relocations of the executive.

BD has entered into change of control employment agreements with 32 other key BD employees (including BD’s other executive officers on the terms described above), providing for severance payments ranging from 1.5 to 3 times the employee’s salary and Highest Bonus upon the events described above.

Accelerated Vesting of Equity Awards

Upon a change of control, as defined in our equity-compensation plans, all unvested options and stock appreciation rights will become fully vested, and all Career Shares and Performance Units will become fully vested and payable (with Performance Units being payable at their target amount). This accelerated vesting occurs with respect to all equity-based compensation awards granted by BD, and not only those granted to the named executive officers.

Additional Compensation Arrangements

Mr. Forlenza, a resident of New Jersey, has spent a certain amount of time in California in connection with his previous oversight of the BD Biosciences segment. As a result, a portion of Mr. Forlenza’s income is treated as being earned in California for California state tax purposes. BD has agreed to reimburse Mr. Forlenza for any incremental state tax liability incurred by him as a result of Mr. Forlenza being subject to California taxation. Amounts paid to Mr. Forlenza under this arrangement in fiscal 2006 are reflected on the Summary Compensation Table on page 27.

On June 30, 2006, Mr. Kozy assumed management responsibility for most of the BD Biosciences segment, and it is anticipated that Mr. Kozy, who is also a resident of New Jersey, will spend time in California as part of his duties. BD has agreed to reimburse Mr. Kozy for any incremental state tax liability incurred by him as a result of his being subject to California taxation.

All employees of BD, including the named executive officers, are eligible to participate in BD’s Matching Gift Program, pursuant to which BD matches contributions up to an aggregate of $10,000 annually that are made to qualifying nonprofit organizations.

PERFORMANCE COMPARISON

The graph below presents a comparison of cumulative total return to shareholders for the five-year period ended September 30, 2006 for BD, the S&P 500 Index, and the S&P 500 Health Care Equipment Index. The graph also presents the cumulative total return to shareholders during the same period for the peer group of companies, selected on a line-of-business basis (the “Peer Group”), that was used in the five-year performance graph included in last year’s proxy statement.

Cumulative total return to shareholders is measured by dividing total dividends (assuming dividend reinvestment) plus per share price change for the period by the share price at the beginning of the measurement period. BD’s cumulative shareholder return is based on an investment of $100 on September 30, 2001 and is compared to the cumulative total return of the S&P 500 Index and the S&P 500 Health Care Equipment Index, and the weighted average performance of the Peer Group, over the same period with a like amount invested.

The companies composing the Peer Group are Abbott Laboratories, Bausch & Lomb Inc., Baxter International Inc., Beckman Coulter, Inc., Boston Scientific Corporation, Johnson & Johnson, Medtronic, Inc., St. Jude Medical, Inc. and Stryker Corporation. Guidant Corporation had been included in the group in last year’s proxy statement, but is not included in the graph below because it has been acquired by Boston Scientific Corporation. We elected to use the S&P Health Care Equipment Index for this and future proxy statements rather than the Peer Group, since we prefer to have our shareholder returns measured against a published index prepared by an independent third party rather than an index constructed by management.

COMPARISON OF 5-YEAR CUMULATIVE TOTAL RETURN
AMONG BECTON, DICKINSON AND COMPANY, THE S&P 500 INDEX,
THE S&P HEALTH CARE EQUIPMENT INDEX AND THE PEER GROUP*

* Source: Standard & Poor’s

Proposal 2.     RATIFICATION OF SELECTION OF INDEPENDENT
                           REGISTERED PUBLIC ACCOUNTING FIRM

Ernst & Young LLP (“E&Y”) has been selected by the Audit Committee of the Board of Directors to audit the accounts of BD and its subsidiaries for the fiscal year ending September 30, 2007. A representative of E&Y will attend the Annual Meeting to respond to appropriate questions and will have the opportunity to make a statement.

Fees

Listed below are the fees billed to BD by E&Y for services rendered during fiscal years 2006 and 2005:

	2006	2005
Audit Fees	$6,175,000	$7,030,000	“Audit Fees” include fees associated with the annual audit of BD’s consolidated financial statements, reviews of BD’s quarterly reports on Form 10-Q, registration statements filed with foreign regulatory bodies, and statutory audits required internationally. Fees for fiscal years 2006 and 2005 also include approximately $2,543,000 and $3,398,000, respectively, relating to the Sarbanes-Oxley Act Section 404 audit of internal control.
Audit Related Fees	120,000	367,000	“Audit Related Fees” consist of assurance and related services that are reasonably related to the performance of the audit or interim financial statement review and are not reported under Audit Fees. The services for fees disclosed in this category include benefit plan audits and other audit services requested by management, which are in addition to the scope of the financial statement audit.
Tax Fees	769,000	1,000,000	“Tax Fees” includes tax compliance, assistance with tax audits, tax advice and tax planning.
All Other Fees	559,000	1,042,000	“All Other Fees” primarily relate to expatriate tax services.

Total	$7,623,000	$9,439,000

Pre-Approval of Audit and Non-Audit Services

BD’s Audit Committee is responsible for appointing BD’s independent auditor and approving the terms of the independent auditor’s services. The Audit Committee has established a policy for the pre-approval of all audit and permissible non-audit services to be provided by the independent auditor, as described below.

Audit Services. Under the policy, the Audit Committee is to appoint BD’s independent auditors each fiscal year and pre-approve the engagement of the independent auditor for the audit services to be provided.

Non-Audit Services. In accordance with the policy, the Audit Committee has established detailed pre-approved categories of non-audit services that may be performed by the independent auditor during the fiscal year, subject to the dollar limitations set by the Audit Committee. The Audit Committee has also delegated to the Chair of the Audit Committee the authority to approve additional non-audit services to be performed by the independent auditor, subject to certain dollar limitations, and the Audit Committee is informed of each service. All other non-audit services are required to be pre-approved by the Audit Committee.

The Audit Committee believes that the provision of the non-audit services described above by E&Y is compatible with maintaining the independence of E&Y.

The Board of Directors recommends a vote FOR Proposal 2. If ratification is withheld, the Audit Committee will reconsider its selection.

Proposal 3.     AMENDMENT TO THE 2004 EMPLOYEE AND DIRECTOR
                            EQUITY-BASED COMPENSATION PLAN

Our 2004 Director and Employee Equity-Based Compensation Plan was adopted by the shareholders at the 2004 Annual Shareholders Meeting in February 2004. The plan is used to implement the BD long-term incentive program, which consists of awards of various forms of equity-based compensation. The terms of our long-term incentive program are detailed earlier in this proxy statement under the heading “Compensation of Named Executive Officers” beginning on page 27.

As is described elsewhere in this proxy statement, equity-based compensation is a significant element of our compensation programs. Equity-based compensation serves to align the interests of our executives and other employees with those of BD’s shareholders, encourage the achievement of important performance goals, and attract and retain individuals at all levels of BD’s organization who are important to BD’s future.

Proposed Amendment

Of the 9,000,000 shares of BD common stock originally available for issuance under the plan, as of November 30, 2006, 788,653 shares remained available for the issuance of awards. We do not believe these remaining shares are sufficient to continue implementing the BD long-term incentive program. Accordingly, the Board of Directors has approved an amendment to Section 5 of the plan to increase the shares available for awards from 9,000,000 to 14,500,000, subject to shareholder approval of this amendment. Under the terms of the amendment, only 2,000,000 of the 5,500,000 additional shares that would be authorized by the amendment may be issued pursuant to awards other than stock options and stock appreciation rights.

To the extent any outstanding stock option or other award granted under the plan or any other plan of BD is canceled or expires, the shares subject to the award will not become available for issuance under the plan. Also, shares underlying awards issued in assumption of, or substitution for, awards issued by a company acquired by BD (“Substitute Awards”) will not reduce the number of shares remaining available for issuance under the plan.

If this amendment is not approved, the proposed additional 5,500,000 shares will not become available for issuance under the plan, but the plan will otherwise remain in effect.

Material Terms of the Plan

The following is a summary of the material features of the plan. A copy of the plan as proposed to be amended is attached to this proxy statement as Appendix D.

Eligibility and Participation

Any employee of BD, including any officer or employee-director, is eligible to receive awards under the plan. Additionally, any holder of an outstanding equity-based award issued by a company acquired by BD may be granted a Substitute Award under the plan. BD had approximately 27,000 employees as of September 30, 2006. Non-management directors of BD are also eligible to participate in the plan. There are currently 12 non-management members of the Board of Directors. No participant may receive stock options and stock appreciation rights under the plan in any calendar year relating to more than 250,000 shares of Common Stock, subject to adjustment as noted above.

Administration of the Plan

The plan is administered by the Compensation and Benefits Committee of the Board. The Committee has, among other powers, the power to interpret and construe any provision of the plan, to adopt rules and regulations for administering the plan, and to perform other acts relating to the plan, including, at the Committee’s discretion, the delegation of any administrative responsibilities. Decisions of the Committee are final and binding on all parties.

The Committee will have the sole discretion to grant to eligible participants one or more equity awards and to determine the number or amount of any award to be granted to any participant.

Awards

General. Awards are granted for no cash consideration, or for minimal cash consideration if required by applicable law. Awards may provide that upon their exercise, the holder will receive cash, stock, other securities, other awards, other property or any combination thereof, as the Committee determines. Shares of stock deliverable under the plan may consist in whole or in part of authorized and unissued shares or treasury shares. No awards may be granted under the plan after February 11, 2014.

Exercise Price. Except in the case of Substitute Awards, the exercise price of any stock option or stock appreciation right, and the purchase price of any security that may be purchased under any other stock-based award, will not be less than 100% of the fair market value of the stock or other security on the date of the grant (with fair market value being determined in accordance with the procedures set by the Committee). The Committee may not amend an award to reduce the exercise or purchase price of any award (“repricing”), or cancel an outstanding option or stock appreciation right and replace it with a new award with a lower exercise price, except in connection with stock splits and other events, as described below.

The closing price of BD common stock on December 12, 2006 was $72.55.

Exercise of Award; Form of Consideration. The Committee determines the times at which options and other purchase rights may be exercised and the methods by which, and the forms in which, payment of the purchase price may be made. No loans are extended by BD to any participant in connection with the exercise of an award (although BD is permitted to maintain or establish broker-assisted “cashless exercise” programs).

Stock Options/Stock Appreciation Rights. The duration of options and stock appreciation rights granted under the plan is established by the Committee but may not exceed ten years. The Committee may impose a vesting schedule on options and stock appreciation rights. Options and stock appreciation rights are exercisable following termination of employment without cause for three months, to the extent such awards were exercisable at the time of termination. In the case of retirement, death and disability, the awards become fully vested and otherwise remain in effect in accordance with their terms. Options and stock appreciation rights otherwise lapse upon termination of employment. The Committee may establish provisions applicable upon termination of employment that differ from those contained in the plan. Options granted under the plan may be “incentive stock options” (“ISOs”), which afford certain favorable tax treatment for the holder, or “nonqualified stock options” (“NQSOs”). See “Tax Consequences” below.

Restricted Stock; Restricted Stock Units. The Committee may impose restrictions on restricted stock and restricted stock units at its discretion. Upon death, disability or termination without cause, all restrictions on restricted stock and restricted stock units will lapse. In all other cases of termination of employment during the restriction period, all restricted stock and restricted stock units will be forfeited. The Committee may waive any restrictions if it finds a waiver to be in the best interests of BD.

Performance Units. Performance units vest upon the attainment of performance goals established by the Committee. The Committee establishes the performance criteria, the length of the performance period and the form and time of payment of the award. Upon retirement during the performance period, a holder of performance units will receive a pro-rata portion of the amount payable under the award. In all other cases of termination of employment during the performance period, the rights of the holder will be as determined by the Committee.

Other Stock-Based Awards. The Committee may establish the terms and conditions of other stock-based awards, such as dividend equivalent rights.

Performance-Based Compensation Awards. Awards (other than options and stock appreciation rights) to certain senior executives will, if the Committee intends any such award to qualify as “qualified performance based compensation” under Section 162(m) of the Internal Revenue Code, become earned and payable only if pre-established targets relating to one or more of the following performance measures are achieved during a performance period or periods, as determined by the Committee: (i) Return on Net Assets, (ii) Revenue Growth, (iii) Return on Common Equity, (iv) Total Shareholder Return, (v) Earnings Per Share, (vi) Net Revenue Per Employee, (vii) Market Share, (viii) Return on Invested Capital or (ix) Net Income (each as defined in the plan). Such targets may relate to BD as a whole, or to one or more units thereof, and may be measured over such periods, as the Committee shall determine. The maximum number of shares that may be earned by an executive pursuant to any such performance award is 150,000 shares.

Certain Adjustments. If a recapitalization, stock split, or other corporate event or transaction (more fully described in Section 5(e) of the plan) affects the BD common stock in such a way that an adjustment is appropriate to prevent dilution or enlargement of the benefits, or potential benefits, intended to be made available under the plan, the Committee shall adjust, in such manner as it determines to be equitable: (i) the number and type of shares (or other securities or property) which may be available for awards, (ii) the number and type of shares (or other securities or property) subject to outstanding awards, and (iii) the grant, purchase or exercise price with respect to any award. The Committee may not take any other action to reduce the exercise, grant or purchase price of any award as established at the time of grant.

Transferability. Except as otherwise provided by the Committee, awards granted under the plan are not transferable other than by will or the laws of descent and distribution. However, in no event may an award be transferred by a participant for value. An award is exercisable during a participant’s lifetime only by the participant or by the participant’s guardian or legal representative.

Deferral

Recipients of awards have the right to defer the receipt of any or all of the shares subject to an award in accordance with the terms and conditions of BD’s management or director deferral plan, as applicable.

Change in Control

Unless otherwise specified by the Committee, upon a change in control of BD (as defined in the plan), all awards issued under the plan will become fully vested and exercisable, and any restrictions applicable to any Award shall automatically lapse.

Amendment and Termination

The Board of Directors may amend, discontinue or terminate the plan or any portion of the plan at any time. Shareholder approval may also be required by NYSE, tax or regulatory requirements for certain amendments.

New Plan Benefits

Any awards under the plan will be at the discretion of the Committee. Therefore, it is not possible at present to determine the amount or form of any award that will be available for grant to any individual in the future. The table below sets forth the awards that were provided under the plan during the 2006 fiscal year. For information regarding grants made to date in fiscal year 2007 to the named executive officers, please refer to pages 30-31.

Becton, Dickinson and Company 2004 Employee and Director Equity-Based Compensation Plan

Name and Position	SARs	Performance Units	Restricted Stock Units(1)
Edward J. Ludwig Chairman, President and Chief Executive Officer	86,819	27,340	16,812
Gary M. Cohen Executive Vice President	21,353	6,724	4,135
John R. Considine Senior Executive Vice President and Chief Financial Officer	28,157	8,867	5,452
Vincent A. Forlenza Executive Vice President	21,118	6,650	4,089
William A. Kozy Executive Vice President	21,118	6,650	4,089
All executive officers as a group	229,013	72,118	44,345
All non-employee directors as a group	0	0	18,670
BD employees other than executive officers, as a group	1,508,850	475,229	517,470

(1)	For the named executive officers, represents awards of Career Shares reflected in the “Restricted Stock Awards” column of the Summary Compensation Table on page 27.

Tax Matters

The following discussion is a brief summary of the principal United States federal income tax consequences under current federal income tax laws relating to awards under the plan. This summary is not intended to be exhaustive and, among other things, does not describe state, local or foreign income and other tax consequences.

Non-Qualified Stock Options. An optionee will not recognize any taxable income upon the grant of an NQSO and BD will not be entitled to a tax deduction with respect to the grant of an NQSO. Upon exercise of an NQSO, the excess of the fair market value of the underlying shares of BD common stock on the exercise date over the option exercise price will be taxable as compensation income to the optionee and will be subject to applicable withholding taxes. BD will generally be entitled to a tax deduction at such time in the amount of such compensation income. The optionee’s tax basis for the shares received pursuant to the exercise of an NQSO will equal the sum of the compensation income recognized and the exercise price.

In the event of a sale of shares received upon the exercise of an NQSO, any appreciation or depreciation after the exercise date generally will be taxed as capital gain or loss and will be long-term capital gain or loss if the holding period for such shares is more than one year.

Incentive Stock Options. An optionee will not recognize any taxable income at the time of grant or exercise of an ISO while an employee (or within three months after termination of employment), and BD will not be entitled to a tax deduction with respect to such grant or exercise. Exercise of an ISO may, however, give rise to taxable compensation income subject to applicable withholding taxes, and a tax deduction to BD, if the ISO is not exercised while the optionee is employed by BD or within three months after termination of employment, or if the optionee subsequently engages in a “disqualifying disposition,” as described below. Also, the excess of the fair market value of the underlying shares on the date of exercise over the exercise price will be an item of income for purposes of the optionee’s alternative minimum tax.

A sale or exchange by an optionee of shares acquired upon the exercise of an ISO more than one year after the transfer of the shares to such optionee and more than two years after the date of grant of the ISO will result in any difference between the net sale proceeds and the exercise price being treated as long-term capital gain (or loss) to the optionee. If such sale or exchange takes place within two years after the date of grant of the ISO or within one year from the date of transfer of the ISO shares to the optionee, such sale or exchange will generally constitute a “disqualifying disposition” of such shares that will have the following results: any excess of (i) the lesser of (a) the fair market value of the shares at the time of exercise of the ISO and (b) the amount realized on such disqualifying disposition of the shares over (ii) the option exercise price of such shares, will be ordinary income to the optionee, and BD will be entitled to a tax deduction in the amount of such income. Any further gain or loss after the date of exercise generally will qualify as capital gain or loss and will not result in any deduction by BD.

Restricted Stock. A grantee will not recognize any income upon the receipt of restricted stock unless the holder elects under Section 83(b) of the Code, within thirty days of such receipt, to recognize ordinary income in an amount equal to the fair market value of the restricted stock at the time of receipt, less any amount paid for the shares. If restricted stock for which a Section 83(b) election has been made is subsequently forfeited, the holder will not be able to recover any taxes that were paid as a result of such election. If the election is not made, the holder will generally recognize ordinary income, on the date that the restrictions to which the restricted stock is subject are removed, in an amount equal to the fair market value of such shares on such date, less any amount paid for the shares. At the time the holder recognizes ordinary income, BD generally will be entitled to a deduction in the same amount.

Generally, upon a sale or other disposition of restricted stock with respect to which the holder has recognized ordinary income (i.e., a Section 83(b) election was previously made or the restrictions were previously removed), the holder will recognize capital gain or loss in an amount equal to the difference between the amount realized on such sale or other disposition and the holder’s basis in such shares. Such gain or loss will be long-term capital gain or loss if the holding period for such shares is more than one year.

Restricted Stock Units and Performance Units. The grant of an Award of restricted stock units or performance units will not result in income for the grantee or in a tax deduction for BD. Upon the settlement of such an Award, the grantee will recognize ordinary income equal to the aggregate value of the payment received, and BD generally will be entitled to a tax deduction in the same amount.

Accordingly, the Board of Directors recommends a vote FOR Proposal 3.

Proposal 4.     SHAREHOLDER PROPOSAL ON CUMULATIVE VOTING

Mrs. Evelyn Y. Davis, Watergate Office Building, 2600 Virginia Avenue N.W., Suite 215, Washington, DC 20037, owner of 800 shares of BD common stock, has informed BD that she plans to introduce the following proposal at the meeting:

RESOLVED: “That the stockholders of Becton Dickinson, assembled in Annual Meeting in person and by proxy, hereby request the Board of Directors to take the necessary steps to provide for cumulative voting in the election of directors, which means each stockholder shall be entitled to as many votes as shall equal the number of shares he or she owns multiplied by the number of directors to be elected, and he or she may cast all of such votes for a single candidate, or any two or more of them as he or she may see fit.”

REASONS: “Many states have mandatory cumulative voting, so do National Banks. In addition, many corporations have adopted cumulative voting. Last year the owners of 74,079,013 shares, representing approximately 43.2% of shares voting, voted FOR this proposal.”

*     *     *

This proposal has been submitted at the past ten annual meetings and has been rejected by our shareholders each time.

The Board continues to believe that directors should be elected through a system that assures that directors will represent the interests of all shareholders, not just those of particular groups. Cumulative voting could enable individual shareholders or groups of shareholders with less than a majority of the shares to pool their votes to elect directors concerned with advancing the positions of the group responsible for their election, rather than the positions that are in the best interests of BD and of all of our shareholders. In addition, the support by directors of the special interests of the constituencies that elected them could create partisanship and divisiveness among Board members and impair the Board’s ability to operate effectively as a governing body, to the detriment of all BD shareholders. For these reasons, cumulative voting also may interfere with the Corporate Governance and Nominating Committee’s ongoing efforts to develop and maintain a Board of Directors possessing the wide range of skills, characteristics and experience, and a team-oriented ethic, necessary to best serve all shareholders’ interests.

The Board believes that BD’s current system of electing directors, with each share entitled to one vote for each nominee, will continue to work successfully in the future, as it has in the past. The Board consists predominantly of independent, non-management directors, and the Board committee responsible for identifying and recommending qualified individuals for director consists solely of independent, non-management directors. This ensures that the Board will continue to exercise independent judgment and remain accountable to all BD shareholders, rather than to a particular group.

The Board also believes that cumulative voting is unnecessary in light of BD’s strong governance practices that help ensure that the Board will maintain an independent perspective. BD’s Corporate Governance Principles demonstrate the many ways in which the Board and BD are responsive and accountable to all of BD’s shareholders on an ongoing basis. These provisions cover a wide array of subject areas, including: the designation of a Lead Director; evaluations of the Chief Executive Officer and the Board; procedures to address situations where director nominees fail to receive a majority affirmative vote in an uncontested election; conflicts of interest and ethics compliance; and certain disclosure practices. In addition, in April 2006, BD’s shareholder rights plan (“poison pill”) was not renewed upon its expiration or replaced at that time.

Accordingly, the Board of Directors recommends a vote AGAINST Proposal 4.

SHAREHOLDER PROPOSALS FOR 2008 ANNUAL MEETING

Any proposal that a shareholder wishes to submit for inclusion in BD’s proxy materials for the 2008 Annual Meeting of Shareholders pursuant to SEC Rule 14a-8 must be received by BD not later than August 23, 2007. In addition, notice of any proposal that a shareholder wishes to propose for consideration at the 2008 Annual Meeting, but does not seek to include in BD’s Proxy Statement pursuant to Rule 14a-8, must be delivered to BD no earlier than October 1, 2007, and not later than November 1, 2007, if the proposing shareholder wishes for BD to describe the nature of the proposal in BD’s Proxy Statement as a condition to exercising its discretionary authority to vote proxies on the proposal. Any shareholder proposals or notices submitted to BD in connection with the 2008 Annual Meeting should be addressed to: Corporate Secretary, BD, 1 Becton Drive, Franklin Lakes, New Jersey 07417-1880.

APPENDIX A
AUDIT COMMITTEE CHARTER

Purpose

The Audit Committee is created by the Board of Directors of the Company to:

•	assist the Board of Directors in its oversight of

•	the integrity of the financial statements of the Company;

•	the qualifications, independence and performance of the Company’s independent auditors;

•	the performance of the Company’s internal audit function; and

•	compliance by the Company with legal and regulatory requirements; and

•	prepare the audit committee report that Securities and Exchange Commission rules require to be included in the Company’s annual proxy statement.

Membership

The Audit Committee shall consist of at least three members, comprised solely of independent Directors meeting the independence and experience requirements of the New York Stock Exchange. The Corporate Governance and Nominating Committee shall recommend nominees for appointment to the Audit Committee annually and as vacancies or newly created positions occur. Audit Committee members shall be appointed by the Board of Directors and may be removed by the Board of Directors at any time. The Corporate Governance and Nominating Committee shall recommend to the Board of Directors, and the Board of Directors shall designate, the Chair of the Audit Committee.

Authority and Responsibilities

In addition to any other responsibilities which may be assigned from time to time by the Board of Directors, the Audit Committee is responsible for the following matters:

Independent Auditors

•	The Audit Committee has the sole authority to appoint, compensate, retain and terminate the independent auditors of the Company, including sole authority to approve all audit engagement fees and terms and pre- approve non-audit services to be provided by the Company’s independent auditors. The Audit Committee may consult with management in the decision making process, but may not delegate this authority to management. The Audit Committee may, from time to time, delegate its authority to pre-approve non-audit services to one or more Audit Committee members, provided that such designees present any such approvals to the full Audit Committee at the next Audit Committee meeting. The independent auditors shall report directly to the Audit Committee.

•

The Audit Committee shall review and approve the scope of the independent auditors’ annual audit plan(s) and shall oversee the audit and audit-related work of the independent auditors, including resolution of disagreements, if any, between management and the auditor regarding financial reporting.

•

The Audit Committee shall evaluate the independent auditors’ qualifications, performance and independence, and shall present its conclusions with respect to the independent auditors to the full Board of Directors on at least an annual basis. As part of such evaluation, at least annually, the Audit Committee shall:

•	obtain and review a report or reports from the Company’s independent auditors:

•	describing the independent auditors’ internal quality-control procedures;

•

describing any material issues raised by (i) the most recent internal quality-control review or peer review of the auditing firm, or (ii) any inquiry or investigation by governmental or professional authorities, within the preceding five years, regarding one or more independent audits carried out by the auditing firm; and any steps taken to deal with any such issues;

•	describing all relationships between the independent auditors and the Company; and

•	assuring that Section 10A of the Securities Exchange Act of 1934 has not been implicated;

•	review and evaluate the partners of the independent auditor team(s), particularly the performance and independence of the lead audit and reviewing partners;

•	consider whether to rotate the independent auditors; and

•	obtain the opinion of management and the internal auditors on the independent auditors’ performance.

•	The Audit Committee shall establish policies for the Company’s hiring of current or former employees of the independent auditors.

Internal Auditors

•	At least annually, the Audit Committee shall evaluate the performance, responsibilities, budget and staffing of the Company’s internal audit function and review the internal audit plan. Such evaluation shall include a review of the responsibilities, budget and staffing of the Company’s internal audit function with the independent auditors. The Audit Committee shall meet privately with the Director of Internal Audit at least three (3) times per year, and the Director of Internal Audit shall otherwise have full access to the Audit Committee.

Financial Statements; Disclosure and Other Risk Management and Compliance Matters

•	The Audit Committee shall review and discuss with management and the independent auditors, in separate meetings if the Audit Committee deems it appropriate:

•	the annual audited financial statements, including the Company’s specific disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, prior to the filing of the Company’s Form 10-K;

•

the quarterly financial statements, including the Company’s specific disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, prior to the filing of the Company’s Form 10-Q;

•	the annual audited financial statements of the Company’s qualified benefit plans;

•

any analyses or other written communications prepared by management, the internal auditors and/or the independent auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements;

•	the critical accounting policies and practices of the Company;

•	off-balance sheet transactions and structures;

•	any major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles; and

•	regulatory and accounting initiatives or actions applicable to the Company (including any SEC investigations or proceedings).

•	The Audit Committee shall review and discuss, in conjunction with management, the Company’s policies with respect to the Company’s earnings press releases and all financial information, such as earnings guidance, provided to analysts and rating agencies, including the types of information to be disclosed and the types of presentation to be made and paying particular attention to the use of “pro forma” or “adjusted” non-GAAP information.

•

The Audit Committee shall, in conjunction with the Chief Executive Officer and Chief Financial Officer of the Company, review the Company’s internal controls and disclosure controls and procedures, including whether there are any significant deficiencies in the design or operation of such controls and procedures, material weaknesses in such controls and procedures, any corrective actions taken with regard to such deficiencies and weaknesses and any fraud involving management or other employees with a significant role in such controls and procedures.

•

The Audit Committee shall review and discuss with the independent auditors any audit problems or difficulties and management’s response thereto, including those matters required to be discussed with the Audit Committee by the auditors pursuant to Statement on Auditing Standards No. 61, Communications with Audit Committees, as amended, such as:

•	any restrictions on the scope of the independent auditors’ activities or access to requested information;

•	any accounting adjustments that were noted or proposed by the auditors but were “passed” (as immaterial or otherwise);

•	any communications between the audit team and the audit firm’s national office regarding auditing or accounting issues presented by the engagement;

•	any management or internal control letter issued, or proposed to be issued, by the auditors to the Company’s Controller, Chief Financial Officer or Chief Executive Officer; and

•	any significant disagreements between the Company’s management and the independent auditors.

•	The Audit Committee shall review on an annual basis an enterprise risk assessment and management’s plan for any risk mitigation or remediation.

•	The Audit Committee shall establish, maintain and review procedures for:

•	the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and

•	the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

•	The Audit Committee shall review any significant complaints regarding accounting, internal accounting controls or auditing matters received pursuant to such procedures.

•	The Audit Committee shall prepare the audit committee report that Securities and Exchange Commission rules require to be included in the Company’s annual proxy statement.

Reporting to the Board of Directors

•	The Audit Committee shall report to the Board of Directors periodically. This report shall include a review of any issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the qualifications, independence and performance of the Company’s independent auditors, the performance of the internal audit function, compliance by the Company with legal and regulatory requirements and any other matters that the Audit Committee deems appropriate or is requested to be included by the Board of Directors. Additionally, the Audit Committee shall review and discuss with the Board of Directors management’s enterprise risk assessment and plans for any risk mitigation or remediation.

•	At least annually, the Audit Committee shall evaluate its own performance and report to the Board of Directors on such evaluation.

•	The Audit Committee shall periodically review and assess the adequacy of this charter and recommend any proposed changes to the Corporate Governance and Nominating Committee.

Procedures

The Audit Committee shall meet as often as it determines is appropriate to carry out its responsibilities under this charter, but not less frequently than quarterly. The Chair of the Audit Committee, in consultation with the other committee members and management, shall determine the frequency and length of the committee meetings and shall determine meeting agendas consistent with this charter.

The Audit Committee shall meet separately, periodically, with management, with internal auditors or other personnel responsible for the internal audit function and with the independent auditors.

The Audit Committee is authorized to retain special legal, accounting or other advisors, as it determines necessary to carry out its duties, and may request any officer or employee of the Company or the Company’s outside counsel or independent auditors to meet with any members of, or advisors to, the Audit Committee.

The Company shall provide for appropriate funding, as determined by the Audit Committee, for payment of (i) compensation to the independent auditors (ii) compensation to any advisors employed by the Audit Committee and (iii) ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.

The Audit Committee may delegate its authority to subcommittees or the Chair of the Audit Committee when it deems appropriate and in the best interests of the Company.

Limitations Inherent in the Audit Committee’s Role

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the Audit Committee to conduct investigations, to ensure compliance with laws and regulations and the Company’s Code of Conduct, or to assess and manage the Company’s exposure to risk. This is the responsibility of management, subject to oversight by the Board of Directors.

APPENDIX B
BECTON, DICKINSON AND COMPANY (BD)
STATEMENT OF CORPORATE GOVERNANCE PRINCIPLES
Adopted November 27, 2001,
As Amended and Restated May 23, 2006

1) Board Committees, Their Number, Structure and Charters

The Board has the following standing committees: Audit, Compensation and Benefits, Corporate Affairs, Corporate Governance and Nominating, Executive, Finance, and Qualified Legal Compliance Committee. The structure and charter of each committee is reviewed on an annual basis, first by the committee, and then by the Corporate Governance and Nominating Committee, which recommends any changes it deems necessary or appropriate to the Board for consideration. The Board possesses the requisite authority to appoint new committees as the need may arise, or to disband a current committee except as otherwise provided for by applicable law, regulations, the requirements of the New York Stock Exchange (“NYSE”), or BD’s Certificate of Incorporation or By-Laws.

2) Independence of Committees

It is the policy of the Board that only independent directors serve on the Audit, Compensation and Benefits and Corporate Governance and Nominating Committee.

3) Assignment and Rotation of Committee Members and Chairs

The Board, after consultation with the Chairman, designates the members of the committees, taking into account their particular expertise, experience and preferences.

The Board does not believe in mandating the fixed rotation of committee members and/or committee chairs, since there may be reasons at a given point in time for maintaining continuity. However, the Board will seek to rotate committee members and chairs on a staggered basis within each committee on an average of every five years, provided that the Board may extend committee membership in any given case if it deems it appropriate in order to ensure continuity and the availability of experience derived through longevity.

4) Chairman and Chief Executive Roles

The Board believes it is important to retain its flexibility to allocate the responsibilities of the offices of the Chairman and the Chief Executive Officer in such a manner as the Board considers appropriate for BD at the time. Under certain circumstances, the Board may determine that it is appropriate to separate the Chairman and Chief Executive Officer roles. However, the Board currently believes that it is in BD’s best interest for the Chief Executive Officer to serve as the Chairman. This arrangement permits a unified vision for BD and provides an efficient and effective leadership structure while maintaining balance through the emphasis on independence in BD’s Board and Committee structure, including the designation of a Lead Director and other independence safeguards contained in these Principles.

5) Board Leadership; Lead Director

(a) The Board notes that all directors ultimately are elected by the shareholders, and all have an equal voice. The Board as a whole is free, should a special need arise, to call upon any one or more directors to provide leadership in a given situation. The Board understands that leadership in certain subject areas falls to the committee chair(s) responsible for the subject matter giving rise to the need, and that the chairs function as the committee liaisons to the Chairman and the rest of the Board.

(b) The Board also believes that at such times as the Chairman is not an independent director, it is appropriate and necessary for the independent directors to designate a Lead Director, who would be expected to serve in such capacity for several years. In circumstances in which the non-management directors meet without any management present, the Lead Director shall preside over such meeting. The Lead Director also shall serve as a liaison between the non-management members of the Board and the Chairman, and as a contact person to facilitate communications by BD’s employees, shareholders and others with the non-management members of the Board. There shall be maintained on BD’s website, www.bd.com/investors/corporate_governance/, a procedure by which persons so wishing may communicate with the Board, the non-management directors as a group, or with any individual director. The Corporate Governance and Nominating Committee shall review the designation of the Lead Director at least annually and recommend any change in the Lead Director it deems appropriate to the Board.

6) Mix of Directors

It is BD’s policy that the Board shall be composed predominantly of independent directors, thereby ensuring their availability to serve on the Audit, Compensation and Benefits, and Corporate Governance and Nominating Committees. No more than two members of BD’s management, or who held BD management responsibilities within the preceding three years, shall be members of the Board at any given point in time.

7) Determination of Director Independence

The Board shall determine each director’s independence on an annual basis (including for purposes of membership on the Audit, Compensation and Benefits, and Corporate Governance and Nominating Committees) based on applicable regulatory requirements of the Securities and Exchange Commission (“SEC”) the NYSE, and these Principles.

An “independent” director shall be defined to mean a director who has none of the relationships with BD set forth in paragraph (a) below, and otherwise has no direct or indirect material relationship with BD or its management (either directly or as a partner, shareholder, principal or officer of an organization (including any parent or subsidiary in a consolidated group with the organization) that has a relationship with BD) that would interfere with the exercise of independent judgment by such director. However, the Board believes all directors should hold meaningful equity ownership positions in BD, which shall not affect a director’s independence. The Board, in its business judgment, will determine, based on all relevant facts and circumstances and in a manner consistent with the guidelines set forth below, whether a director has a relationship with BD or its management that would interfere with such director’s exercise of his or her independent judgment. The following guidelines shall be followed by the Board in determining director independence:

(a) Consistent with the applicable NYSE listing standards, under any circumstances, a director is not independent if:

(i)	the director is, or within the last three years was, employed by BD;

(ii)	an immediate family member (as defined below) of the director is, or within the last three years was, employed by BD as an executive officer;

(iii)

the director or an immediate family member of the director received more than $100,000 in direct compensation from BD during any twelve-month period within the last three years, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);

(iv)

(A) the director or an immediate family member of the director is a current partner of a firm that is BD’s internal or external auditor; (B) the director is a current employee of that firm; (C) an immediate family member of the director is a current employee of that firm and participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice; or (D) the director or an immediate family member was, within the last three years (but is no longer), a partner or employee of that firm and personally worked on BD’s audit within that time;

(v)

the director or an immediate family member of the director is, or within the last three years was, employed as an executive officer of a company where any of BD’s present executive officers at the same time serves or served on the compensation committee of that company’s board of directors; or

(vi)	the director is a current employee, or whose immediate family member is a current executive officer, of a company that made payments to, or received payments from, BD for property or services in an amount which, in any of the last three fiscal years, exceeded the greater of $1,000,000 or two percent of the consolidated gross revenues of the other company.

(b) The following commercial or charitable relationships will not be considered to be material relationships that would impair a director’s independence:

(i)	if the director or an immediate family member is a director, general partner, executive officer or controlling shareholder of, or is otherwise affiliated with, another company that is indebted to BD, or to which BD is indebted, and the total amount of either company’s indebtedness to the other does not exceed: (A) one percent of the total consolidated assets of BD as of the end of its most recently completed fiscal year or (B) one percent of the total consolidated assets of the other company as of the end of its most recently completed fiscal year;

(ii)

if the director or an immediate family member is an executive officer or director of, or is otherwise affiliated with, another company in which BD owns an equity interest, and the amount of the equity interest held by BD is less than 10% of the outstanding voting securities of the other company;

(iii)

if the director or an immediate family member of that director currently serves as an executive officer, director or trustee of, or is otherwise currently affiliated with, a charitable organization, and BD’s annual charitable contributions to that organization (excluding contributions by BD under its established Matching Gift Program) are less than the greater of $1,000,000 or two percent of that organization’s consolidated gross revenues in its most recent fiscal year; and

(iv)

if the director or an immediate family member of a director is a current director, trustee, general partner, executive officer or controlling shareholder of, or is otherwise currently affiliated with, a company or professional entity (including any law firm or investment banking firm) that made payments to, or received payments from, BD for property or services in an amount which, in any single fiscal year, do not exceed the greater of $1,000,000 or two percent of the consolidated gross revenues of the other company.

(c) For relationships not covered by the guidelines contained in paragraph (b) above, the determination of whether or not the relationship is material, and therefore whether the director is independent, shall be made by the directors who satisfy the independence guidelines set forth in paragraphs (a) and (b) above.

For purposes of these guidelines, an “immediate family member” includes a director’s spouse, parents, children, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, brothers- and sisters-in-law, and anyone (other than domestic employees) who shares such director’s home. An immediate family member does not include individuals who are no longer immediate family members as a result of legal separation or divorce, or those who have died or become incapacitated.

Annually, the Board will review all relationships of directors to determine whether directors meet the categorical independence tests described in paragraph (b). The Board may determine that a director who has a relationship that exceeds the limits described in paragraph (b) is nonetheless independent. The basis for any such determination will be explained in BD’s next annual Proxy Statement.

Each independent director is required to notify the Chair of the Corporate Governance and Nominating Committee, as soon as reasonably practicable, of any change in his or her personal circumstances that may affect such director’s independence. The Board, upon recommendation from the Corporate Governance and Nominating Committee, shall consider the matter and the necessity of taking any action.

8) Board Size

The Board periodically reviews its size to consider that most effective for its operation within the range authorized by BD’s Certificate of Incorporation, which is between three and twenty-one members. In general, the Board believes that its appropriate size consists of between ten and fifteen members, recognizing that retirements, resignations and recruiting delays, as well as the availability of one or more outstanding candidates, may result periodically in the Board consisting, for some transitional period, of a slightly greater or lesser number of directors than the Board may have targeted.

9) Director Retirement Policy

It is BD’s policy that directors retire from the Board effective at the conclusion of the Annual Meeting of Shareholders following their seventy-second birthday. Under special circumstances, with the approval of the Board, exceptions can be made to this policy. The Board believes, however, that any exceptions should be rare.

10) Term Limits

It is BD’s policy to avoid term limits for directors, which have the disadvantage of discontinuing the availability and contributions of directors who have developed experience with, and insight into, BD and its needs over a period of time.

11) Changes in Directors’ Primary Responsibilities; Outside Commitments

(a) It is BD’s policy that every director, including the Chief Executive Officer and any other directors with BD management responsibilities, must notify the Chairman of his or her retirement, of any change in employer, and of any other significant change in the director’s principal professional occupation, and in connection with any such change, offer to submit his or her resignation from the Board for consideration by the Corporate Governance and Nominating Committee. The Board, upon recommendation from the Corporate Governance and Nominating Committee, then considers the continued appropriateness of Board membership under the new circumstances and the action, if any, to be taken with respect to the offer to submit his or her resignation.

(b) As a corollary, it is the policy of the Board that every director should seek the consent of the Chairman (or if the Chairman is seeking consent, the Lead Director) and of the Corporate Governance and Nominating Committee, and confirm the absence of any material actual or potential conflict, prior to accepting any invitation to serve on another corporate or not-for-profit board or with a government or advisory group.

(c) While a director’s service on the boards of other publicly-traded companies may provide experience that benefits both the director and BD, directors are expected to devote sufficient time to effectively fulfill their duties as directors. Accordingly, while a director may serve on the board of directors of publicly-traded companies in addition to the BD Board, it is BD’s policy that such service should be limited to a reasonable number of companies so as not to conflict with his or her responsibilities as a director of BD.

(d) No director who is a member of the Audit Committee may, at the same time, serve on the audit committees of more than two other publicly-traded companies, unless the Board determines that such simultaneous service would not impair such director’s ability to effectively serve on BD’s Audit Committee.

12) Evaluation By Non-Management Directors of the Chief Executive Officer

It is BD’s policy that the non-management directors meet privately not less than once a year to evaluate the performance of the Chief Executive Officer. The evaluation is based on objective and subjective criteria, including an assessment of the performance of the businesses, accomplishment of long-term strategic objectives, and management development. A clear understanding between the non-management directors and the Chief Executive Officer regarding BD’s expected performance and how that performance is to be measured is critical to the process.

The Compensation and Benefits Committee considers the results of the evaluation when recommending to the Board the Chief Executive Officer’s compensation, and the Chair of the Compensation and Benefits Committee communicates the results of this evaluation to the Chief Executive Officer.

13) Meetings of Non-Management Directors

The non-management directors shall meet privately as a matter of course, without any management present, not less than three times a year, over the course of which their activities shall include, among other things, the performance review of the Chief Executive Officer, and approval of the actions of the Compensation and Benefits Committee regarding the Chief Executive Officer’s compensation. These meetings should be scheduled as a matter of course for each fiscal year by the Corporate Secretary.

The non-management directors also may meet in executive session at other times during the year to consider issues they deem important to address without management present.

Following each meeting of the non-management directors, the Lead Director will discuss with the Chairman, to the extent appropriate, matters addressed in or arising from the private meeting.

14) Evaluation of the Board and Board Committees

It is the policy of the Board to review on an annual basis its performance and effectiveness as a whole, with each director completing a questionnaire developed by the Corporate Governance and Nominating Committee with respect to certain specified criteria. Such criteria shall be posted on BD’s website, www.bd.com/investors/corporate_governance/. The collective ratings and comments are compiled in advance of the review session and are presented by the Chair of the Corporate Governance and Nominating Committee to the full Board for discussion.

Annual self-assessments also are conducted by each Board committee, relying on a review process similar to that used by the Board, with performance criteria for each committee established, in part, on the basis of its charter.

15) Evaluation of Individual Director Performance

It is BD’s policy that the Corporate Governance and Nominating Committee shall assess on the basis of pre-established criteria, the performance of each individual director standing for re-election at the next Annual Meeting of Shareholders. The pre-established criteria address each director’s core competencies, independence and level of commitment. Among the criteria included in assessing a director’s level of commitment are the following: all directors are expected to attend Board meetings and meetings of the committees on which they serve; to review all materials provided to them in advance of any meeting; to be knowledgeable about the strategies and affairs of BD and the industry and competitive environment in which it operates; and to actively participate in deliberations of the Board and of each committee on which they serve. Directors also are expected to attend the Annual Meeting of Shareholders in the absence of a scheduling conflict or other valid reason.

The Corporate Governance and Nominating Committee considers not only an individual’s qualities, performance and professional responsibilities, but also the composition of the Board and the challenges and needs of the Board as a whole at that time. If applicable, the Committee also considers the impact of any change in the principal occupation of the directors during their prior term of service. This evaluation process allows each director the opportunity to conveniently confirm his or her interest to continue as a member of the Board. Upon completion of the individual director evaluation process, the Committee reports to the full Board its conclusions and recommendations for nominations to the Board.

It is BD’s policy that the Corporate Governance and Nominating Committee also should review and consider the performance of any individual director if a situation were to arise that interfered with the proper performance of his or her duties as a member of the Board.

16) Review of BD’s Performance and Corporate Strategy

The Board reviews BD’s financial performance on a regular basis at Board meetings and through periodic updates, with a particular focus on peer and competitive comparisons. These reviews include the views of management as well as those of key investors and securities analysts.

The Board also conducts an annual review of BD’s strategy, and an assessment of its strategic, competitive and financial performance, on both an absolute basis and in relation to the performance, practices and policies of its peer companies and competitors.

17) Composition of the Board and Board Membership Criteria; Selection of New Directors

The Corporate Governance and Nominating Committee is responsible for recommending for Board consideration candidates for election to the Board. The Corporate Governance and Nominating Committee shall review with the Board the appropriate skills and characteristics required of directors in the context of the composition of the Board at any given point in time. On an annual basis, the Corporate Governance and Nominating Committee considers the composition, challenges and needs of the Board as a whole, both in connection with recommending candidates for election to the Board and in analyzing the composition of Board committees.

The assessment of the overall composition of the Board encompasses consideration of diversity, age, skills, international background, and significant experience and prominence in areas of importance to BD. Candidates should be persons of high integrity who possess independence, forthrightness, inquisitiveness, good judgment and strong analytical skills. Candidates should demonstrate a commitment to devote the time required for Board duties including, but not limited to, attendance at meetings. Candidates should be individuals who possess a team-oriented ethic consistent with BD’s Core Values, and who are committed to the interests of all shareholders as opposed to those of any particular constituency.

When considering director candidates, the Corporate Governance and Nominating Committee will seek individuals with backgrounds and qualities that, when combined with those of other directors, will provide a blend of skills and experience that will further and enhance BD’s governance responsibilities and strategic interests. The Corporate Governance and Nominating Committee shall utilize a variety of means to identify prospective nominees for the Board. These may include referrals from other Board members, management, shareholders and other external sources (including retained executive search firms). The Corporate Governance and Nominating Committee shall utilize the same criteria for evaluating candidates irrespective of their source. BD’s annual Proxy Statement shall inform shareholders that in order to submit a candidate for consideration, a shareholder should submit a written statement of the qualifications of the proposed nominee, including full name and address, to the Corporate Secretary, Becton, Dickinson and Company, 1 Becton Drive, Franklin Lakes, New Jersey 07417-1880.

18) Voting for Directors

At any meeting of the shareholders at which nominees for director are subject to an uncontested election (that is, the number of nominees is equal to the number of seats), any nominee for director who receives a greater number of votes “withheld” from his or her election than votes “for” such election (a “Majority Withheld Vote”), promptly shall offer to submit his or her resignation from the Board following certification of the shareholder vote. The Corporate Governance and Nominating Committee shall consider the director’s offer and recommend to the Board the action to be taken with respect to same, which can range from accepting the director’s offer; to maintaining the director but addressing what the Corporate Governance and Nominating Committee believes to the underlying causes of the “withheld” votes; to resolving that the director will not be renominated in the future for election; or to rejecting the director’s offer.

Thereafter, the Board shall promptly notify the director concerned of its decision, and shall publicly disclose its decision (including the process by which the decision was reached and, if applicable, the reasons for rejecting the director’s offer) in a Form 8-K filed with the SEC within four business days following the Board’s decision.

In considering whether to recommend that the Board accept or reject the director’s offer, the Corporate Governance and Nominating Committee will evaluate all relevant factors, including, without limitation: any stated reasons why shareholders “withheld” votes for election from such director; the length of service and qualifications of the director who has offered to submit his or her resignation; the director’s contributions to BD; the impact that accepting the director’s resignation would have on BD’s compliance with the requirements of the SEC, the NYSE and these Corporate Governance Principles; and the best interests of all shareholders. In considering the Corporate Governance and Nominating Committee’s recommendation, the Board will consider the factors reviewed by the Corporate Governance and Nominating Committee and such additional information and factors as the Board believes to be relevant.

All of the procedures described in this Corporate Governance Principle shall be completed within 90 days following certification of the shareholder vote. Any director who offers to submit his or her resignation pursuant to this provision will not participate in the Corporate Governance and Nominating Committee’s or Board’s consideration of whether or not to accept the director’s offer.

In any case in which a director’s offer is accepted by the Board, the Corporate Governance and Nominating Committee will recommend to the Board whether to fill such vacancy or to reduce the size of the Board.

If a majority of the members of the Corporate Governance and Nominating Committee received a Majority Withheld Vote at the same election, then the other independent directors who did not receive a Majority Withheld Vote or who were not standing for election will appoint a special Board committee from amongst themselves solely for the purpose of considering the director’s offer, and will recommend to the Board whether to accept or reject it in the same manner as otherwise would be undertaken by the Corporate Governance and Nominating Committee.

This Corporate Governance Principle will be described in each BD Proxy Statement relating to an uncontested election of directors.

19) Orientation of Directors and Continuing Education

BD has developed an orientation and training process available to new members of the Board and to new members of each Board committee. For new directors, this includes providing background information on BD, its products and its industries, meetings with senior management to familiarize the director with BD’s management and its strategies and significant policies, and site visits to BD facilities. Orientation of a new director or new committee member is coordinated by the Corporate Secretary and the Chief Financial Officer and is tailored to the requirements of the individual.

In addition to Board meetings and other activities that may take place at various BD locations, directors are encouraged to visit BD and its subsidiaries from time to time, at locations selected in consultation with the Chief Executive Officer, to familiarize themselves with the business of BD and its subsidiaries. These visits should be arranged through the Office of the Corporate Secretary, and directors are requested to report to the full Board following any such visit.

Directors also are encouraged to attend director education courses at BD’s expense. As a matter of practice, BD management from time to time, directly or with the assistance of outside advisors, arranges presentations to the Board on current issues or topics relevant to directors of public companies, including current corporate governance trends and practices, and other continuing education presentations.

20) Director Compensation

The Corporate Governance and Nominating Committee and the Board periodically receive periodic reports from independent consultants on trends in director compensation. In addition, the Corporate Governance and Nominating Committee conducts a thorough analysis of director compensation and stock ownership as appropriate and makes recommendations to the Board for any adjustments deemed appropriate. Generally, the Board seeks to set director compensation at levels that fairly compensate directors for their responsibilities as directors and that are consistent with compensation levels at companies of similar size and nature as BD. A director who is also a BD employee shall not receive additional compensation for such service as a director.

BD director compensation has focused increasingly on equity compensation for directors. This has included eliminating the director retirement plan, establishing an equity-based director deferral plan, and providing for director participation in other equity-based plans. The current director equity compensation structure consists of restricted stock units that are not distributable until a director completes his or her service on the Board. This structure is intended to better align the interests of the non-management directors and shareholders. Under the director deferral plan, directors can elect to defer into a BD stock account or other investment options up to the full amount of their annual retainer and committee chair fees. The Board also believes that the director share ownership guidelines ensure adequate share ownership by directors.

21) Director Equity Ownership

The Board believes that directors should hold meaningful equity ownership positions in BD in accordance with share ownership guidelines established by the Board. The current share ownership guidelines require each non-management director to own shares of BD common stock valued at fifty percent of the amount obtained by multiplying the annual retainer fee in effect from time to time by the number of years a person has served as a director. The retention feature of restricted stock units will serve to increase share ownership levels of non-management directors, and ensure compliance with share ownership guidelines.

22) Classified Board

The Board is comprised of three classes of directors, with approximately one-third of the directors assigned to each class. The members of each class are elected to terms of three years. The Board reviews its classified board structure not less than once every two years.

After careful review and consideration, the Board continues to believe that a classified board provides continuity, stability and experience in the composition of the Board, while still providing for the election of a portion of the Board each year. It also enables the Board to represent more effectively the interests of all shareholders in a wide variety of circumstances. The Board believes that important safeguards against the concerns raised with respect to classified boards are BD’s existing governance practices, and the fact that with the exception of the Chairman, President and Chief Executive Officer, the Board currently is composed entirely of independent directors, and also that no more than two members of BD’s management, or who held management responsibilities within the preceding three years, can be members of the Board at any given point in time. However, the Board is mindful of, and takes into consideration, varying views on the relative merits of a classified board.

23) Well-Informed Directors

In order for the Board to exercise fully its oversight functions, management provides to the Board access to information regarding BD and the markets in which it operates. This information comes from a variety of sources, including management reports, securities analysts’ reports, information regarding performance of peer companies, direct interaction with senior management, and visits to BD facilities.

24) Board Materials and Presentations

As a general rule, presentations on specific subjects are sent to Board members in advance so that Board meeting time may be conserved and discussion time focused on questions and discussion of key issues.

25) Board and Committee Agendas

The Chairman, together with the Lead Director and the Corporate Governance and Nominating Committee, establishes on an annual basis an agenda of topics for consideration and review by the Board during the following year. This annual schedule of topics is then provided to the full Board for review and comment and is adjusted, as appropriate, during the year.

The Chairman shall establish the agenda and schedule for each Board meeting, allowing for an appropriate mix of presentation and discussion. Each director is encouraged to suggest topics he or she wishes to have addressed for inclusion on the Board agenda.

Each committee of the Board, on an annual basis, sets an agenda of topics to be discussed by that committee during the following year. The Chair of each committee, in consultation with other members and management, develops the agenda for each committee meeting.

26) Succession Planning and Management Development

The Board, with the input of the Chief Executive Officer, conducts an annual assessment of the performance and development of senior management. The Board also conducts periodic discussions, not less than once a year, regarding succession of the Chief Executive Officer and other members of senior management and, with the recommendations of the Chief Executive Officer, identifies potential successor candidates for these roles.

As a matter of policy, the Chief Executive Officer should provide to the Board, on an ongoing basis, his or her recommendation as to a successor in the event of an unexpected disability.

27) Attendance of Non-Directors at Board Meetings/Board Access to Senior Management and Independent Advisors

Members of the BD Leadership Team attend Board meetings and other Board activities on a regular basis. In addition, other members of BD management attend Board and committee meetings when appropriate to provide additional expertise and to expose the Board to a broader pool of management.

The Board has open access to senior management.

The Board and each committee of the Board has the authority to retain its own independent legal, financial and other advisors, as the Board or any committee deems necessary or appropriate, at BD’s expense.

28) Board’s Interaction with Institutional Investors, Media and Customers

In general, BD management speaks for BD. Individual Board members may, from time to time at the request of management or the Board, meet or otherwise communicate with various constituencies that are involved with BD, such as institutional investors, the media and customers.

29) Conflicts of Interest and Ethics Compliance

If an actual or potential conflict of interest develops because of a change in the business operations of BD or a subsidiary, or in a director’s circumstances (for example, significant and ongoing competition between BD and a business with which the director is affiliated), the director should report the matter immediately to the Chairman and the Corporate Governance and Nominating Committee for evaluation and appropriate resolution.

If a director has a personal interest in a matter before the Board, the director shall disclose the interest to the full Board, recuse himself or herself from participation in the discussion, and not vote on the matter.

Each of BD’s directors is required to comply with BD’s Business Conduct and Compliance Guide (the “Guide”). Concerns regarding violations of the Guide by non-management directors of BD are referred to the Corporate Governance and Nominating Committee and to the Chairman. Violations of the Guide by management directors of BD are referred to BD’s General Counsel.

30) Disclosure Regarding Corporate Governance, Director Compensation and Board Evaluation

BD provides disclosure in its annual Proxy Statement concerning stock ownership guidelines for directors and senior management, a comprehensive description of the board’s self-evaluation processes and the composition of director compensation.

So that shareholders may gain greater knowledge of the Board’s processes, BD’s annual Proxy Statement shall include the publication of this Statement of Corporate Governance Principles.

31) Charitable Contributions

Proposed charitable contributions, or pledges of charitable contributions, by BD within any given fiscal year in an aggregate amount of $50,000 or more, to an entity for which a BD director or a member of any of their immediate families serves as a director, officer, employee, or member of such entity’s fund-raising organization or committee, shall be subject to prior review and approval by the Corporate Governance and Nominating Committee.

The Corporate Governance and Nominating Committee shall be provided on an annual basis with a report from management of the charitable contributions or pledges made by BD during the prior fiscal year in an amount of $10,000 or more, to an entity for which a BD director or executive officer, or a member of any of their immediate families, serves as a director, officer, employee, or member of such entity’s fund-raising organization or committee. Such report shall be included in BD’s annual Proxy Statement.

However, for purposes of determining whether the $50,000 approval threshold or the $10,000 disclosure threshold is reached, no contributions by BD under its established Matching Gift Program shall be included or reported.

32) Executive Officer Membership on Other Boards

It is BD’s policy that prior to an executive officer agreeing to join any board of an entity unaffiliated with BD (whether for-profit or nonprofit), the executive officer first must seek the agreement of BD’s Chief Executive Officer, Chief Financial Officer and its General Counsel pursuant to procedures established by the Company that any such proposed service would not present an undue conflict of interest or financial risk, to either BD or to the executive officer. Once such agreement is secured, the executive officer then shall seek the approval of the Corporate Governance and Nominating Committee.

As a general rule, the Board believes that executive officers should be limited at any given time to serving on the board of not more than one other publicly-traded company. Any exceptions to this general rule require the prior approval of the Corporate Governance and Nominating Committee.

33) No Provision of Personal Services by BD External Auditor to Members of the Board of Directors or Executive Officers

It is BD’s policy that neither BD, nor any director or executive officer, may engage the external auditor of BD for the purpose of the external auditor providing financial planning, tax preparation (including expatriate tax services) or other personal services (“Services”) to a director or executive officer. This policy prohibits the engagement of the external auditor for such purposes, regardless of whether the person or persons proposed to provide the Services to a director or executive officer participates or previously participated in a BD audit.

For purposes of this policy, the “external auditor” of BD is defined as any firm engaged by the Audit Committee to provide audit, review or attest services, or to otherwise provide “audit services” to BD within the meaning of the rules of the Securities and Exchange Commission.

34) Sales of BD Shares by Directors or Executive Officers when BD is Repurchasing Shares

It is BD’s policy that directors and executive officers should not sell any shares of BD common stock on any day on which BD is repurchasing shares of BD common stock under a BD stock repurchase program other than as permitted by BD’s policies. For purposes of this policy, the term “sell” includes entering into any contract to sell, pledge or otherwise transfer or dispose of shares of BD common stock, other than gifts or other transfers of shares for no value.

Therefore, any director or executive officer intending to sell shares of BD common stock shall provide as much advance notice as is reasonably practicable to the Office of the Corporate Secretary, so as to ensure that BD is not engaging in share repurchases on the same days on which any such sales are made by directors or executive officers in violation of such policies.

APPENDIX C
BECTON, DICKINSON AND COMPANY
2006 Annual Report of Charitable Contributions
November 20, 2006

The following report, issued pursuant to BD’s Corporate Governance Principle No. 31, lists charitable contributions or pledges for cash and/or products (including contributions under prior pledges) made by BD during fiscal year 2006 in an amount of $10,000 or more (not including contributions under BD’s Matching Gift Program), to an entity for which a BD director or executive officer, or a member of any of their immediate families, serves as a director, officer or employee, or as a member of such entity’s fund-raising organization or committee.

These contributions and pledges reflect BD’s Social Investing philosophy, which involves formulating and executing strategic initiatives with community partners to create healthier communities worldwide, demonstrate BD’s social responsibility, and build relationships in support of BD’s corporate goals. The primary objectives are to:

•	Align and concentrate support on healthcare programs and initiatives that address key issues in communities where BD has operations, and where its core competencies and resources can be leveraged most effectively; and

•	Support programs where BD maintains facilities or has a significant presence to apply local BD resources to local community needs.

BD concentrates its giving in areas such as diabetes, healthcare-associated infections/infectious disease, HIV/AIDS/ tuberculosis/malaria, immunization, disaster, and education/research. This is reflected in many of the contributions and pledges described below.

Organization	Aggregate Amount/Value Donated in FY06	Description of Donation/Pledge	BD Director or Executive Officer Affiliation with Organization
Academic Alliance Foundation, Inc.	$175,000	$150,000 donated to Center of Excellence in Laboratory Training at Infectious Diseases Institute in Kampala, Uganda as first payment under new pledge of $300,000 * * * $25,000 to Annual Gala	Gary M. Cohen, Executive Vice President, is a member of the Board of Directors

American Heart Association	$10,050	$10,000 to Annual Gala (New York Chapter) * * * $50 BD site contributions	Bertram L. Scott, Director, is a member of the Board of the Mid-Atlantic Affiliate

College of the Holy Cross	$25,000	Donated to biology/chemistry student fellowships program as final payment under prior pledge of $75,000 over 3 years	Edward J. Ludwig, Chairman, President and Chief Executive Officer, is a member of the Board of Trustees

Hackensack University Medical Center	$134,000	$100,000 donated to Institute for Clinically Effective Care as first payment under pledge of $300,000 over 3 years * * * $25,000 to Annual Gala * * * $9,000 in miscellaneous donations	Edward J. Ludwig is a member of the Board of Governors

Institute for Health Technology Studies (formerly Institute of Medical Technology and Innovation), Advanced Medical Technology Association (AdvaMed)	$100,000	Donated to research and educational objectives for medical technology as third payment under prior pledge of $500,000 over 5 years	Edward J. Ludwig is the Chairman of AdvaMed

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Organization	Aggregate Amount/Value Donated or Pledged in FY06	Description of Donation/Pledge	BD Director or Executive Officer Affiliation with Organization
The Johns Hopkins University	$18,333	Donated to BD Immunology Laboratory as fourth payment under prior pledge of $155,000 over 4 years	Edward J. Ludwig is a member of the Board of Trustees

Juvenile Diabetes Research Foundation	$703,974	$250,000 donated to Unite to Cure Diabetes as second installment under prior pledge of $500,000 over 2 years
* * *
$50,000 from BD Canada as third payment under prior pledge of $250,000 over 5 years
* * *
$50,000 to Annual Promise Ball 2005
* * *
$275,000 to Diabetes Care Coalition
* * *
$56,295 to 2006 Dream Gala
* * *
		$22,679 in BD site contributions	Kathleen Ludwig, spouse of Edward J. Ludwig, is a member of the Board of the NJ Chapter * * * Katharine Overlock, spouse of Willard J. Overlock, Jr., Director, is a member of the Board

Lehigh University	$165,000	BD FACSCanto™ Flow cytometer and associated products	Vincent A. Forlenza, Executive Vice President, is a member of the Board of Advisors, P.C. Rossin College of Engineering and Applied Science

St. Vincent’s Services	$10,000	Annual Gala	John R. Considine, Senior Executive Vice President and Chief Financial Officer, is an Honorary Board Member

U.S. Fund for UNICEF	$914,576	$450,000 cash and $299,146 of product donated to Maternal and Neonatal Tetanus Initiative (MNT):
Cash installments under prior pledges of $1,000,000 over 5 years
* * *
$1,000,000 over 4 years

* * *
$50,000 to Pakistan earthquake
* * *
$50,000 to Indonesia earthquake
* * *
$25,000 to Annual Gala
* * *
$40,430 in BD site contributions	Edward J. Ludwig is a member of the Presidents’ Council (former member of the Board of Directors)
 * * *
			Gary M. Cohen is a member of the Board of Directors, member of the Development Committee, and former National Chair of the "Hope Lives Here" Campaign for HIV/AIDS

Valley Hospital Foundation	$63,200	$60,000 donated to the Blumenthal Cancer Center as third payment under prior pledge of $300,000 over 5 years * * * $3,200 in miscellaneous donations	Vincent A. Forlenza is Chairman of the Board of Trustees

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APPENDIX D
BECTON, DICKINSON AND COMPANY
2004 EMPLOYEE AND DIRECTOR EQUITY-BASED
COMPENSATION PLAN
As Amended and Restated as of November 21, 2006

Section 1. Purpose.

The purpose of the Becton, Dickinson and Company 2004 Employee and Director Equity-Based Compensation Plan is to provide an incentive to employees of the Company and its subsidiaries to achieve long-range goals, to aid in attracting and retaining employees and directors of outstanding ability and to closely align their interests with those of shareholders.

Section 2. Definition.

As used in the Plan, the following terms shall have the meanings set forth below:

(a) “Affiliate” shall mean (i) any entity that, directly or indirectly, is controlled by the Company and (ii) any entity in which the Company has a significant equity interest, in either case as determined by the Committee.

(b) “Award” shall mean any Option, Stock Appreciation Right, award of Restricted Stock, Restricted Stock Unit, Performance Unit or Other Stock-Based Award granted under the Plan.

(c) “Award Agreement” shall mean any written agreement, contract or other instrument or document evidencing any Award granted under the Plan, which may, but need not, be executed or acknowledged by a Participant.

(d) “Board” shall mean the board of directors of the Company.

(e) “Cause” shall mean (i) the willful and continued failure of a Participant to perform substantially the Participant’s duties with the Company or any Affiliate (other than any such failure resulting from incapacity due to physical or mental illness), or (ii) the willful engaging by the Participant in illegal conduct or gross misconduct that is materially and demonstrably injurious to the Company. No act, or failure to act, on the part of the Participant shall be considered “willful” unless it is done, or omitted to be done, by the Participant in bad faith or without the reasonable belief that the Participant’s action or omission was in the best interest of the Company.

(f) “Change in Control” means:

(i) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 25% or more of either (A) the then-outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (B) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that, for purposes of this Section 2(f), the following acquisitions shall not constitute a Change in Control: (i) any acquisition directly from the Company; (ii) any acquisition by the Company, or (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any affiliated company, (iv) any acquisition by any corporation pursuant to a transaction that complies with Section 2(f)(iii)(A), Section 2(f)(iii)(B) and Section 2(f)(iii)(C), or (v) any acquisition that the Board determines, in good faith, was inadvertent, if the acquiring Person divests as promptly as practicable a sufficient amount of the Outstanding Company Common Stock and/or the Outstanding Company Voting Securities, as applicable, to reverse such acquisition of 25% or more thereof.

(ii) individuals who, as of the day after the effective time of this Plan, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to such time whose election, or nomination for election as a director by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consent by or on behalf of a Person other than the Board.

(iii) consummation of a reorganization, merger, consolidation or sale or other disposition of all or subsequently all of the assets of the Company (a “Business Combination”), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 25% or more of, respectively, the then-outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such corporation, except to the extent that such ownership existed prior to the Business Combination, and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or (iv) approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

(g) “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

(h) “Committee” shall mean the Compensation and Benefits Committee of the Board or such other committee as may be designated by the Board.

(i) “Company” shall mean Becton, Dickinson and Company.

(j) “Earnings Per Share” shall mean earnings per share calculated in accordance with U.S. Generally Accepted Accounting Principles.

(k) “Executive Group” shall mean every person who is expected by the Committee to be both (i) a “covered employee” as defined in Section 162(m) of the Code as of the end of the taxable year in which payment of the Award may be deducted by the Company, and (ii) the recipient of compensation of more than $1,000,000 for that taxable year.

(l) “Fair Market Value” shall mean, with respect to any property (including, without limitation, any Shares or other securities) the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee.

(m) “Incentive Stock Option” shall mean an option representing the right to purchase Shares from the Company, granted under and in accordance with the terms of Section 6, that meets the requirements of Section 422 of the Code, or any successor provision thereto.

(n) “Market Share” shall mean the percent of sales of the total available market in an industry, product line or product attained by the Company or one of its business units during a time period.

(o) “Net Income” shall mean net income calculated in accordance with U.S. Generally Accepted Accounting Principles.

(p) “Net Revenue Per Employee” in a period shall mean net revenue divided by the average number of employees of the Company, with average defined as the sum of the number of employees at the beginning and ending of the period divided by two.

(q) “Non-Qualified Stock Option” shall mean an option representing the right to purchase Shares from the Company, granted under and in accordance with the terms of Section 6, that is not an Incentive Stock Option.

(r) “Option” shall mean an Incentive Stock Option or a Non-Qualified Stock Option.

(s) “Other Stock-Based Award” shall mean any right granted under Section 9.

(t) “Participant” shall mean an individual granted an Award under the Plan.

(u) “Performance Unit” shall mean any right granted under Section 8.

(v) “Restricted Stock” shall mean any Share granted under Section 7.

(w) “Restricted Stock Unit” shall mean a contractual right granted under Section 7 that is denominated in Shares. Each Unit represents a right to receive the value of one Share (or a percentage of such value, which percentage may be higher than 100%) upon the terms and conditions set forth in the Plan and the applicable Award Agreement. Awards of Restricted Stock Units may include, without limitation, the right to receive dividend equivalents.

(x) “Return on Common Equity” for a period shall mean net income less preferred stock dividends divided by total shareholders’ equity, less amounts, if any, attributable to preferred stock.

(y) “Return on Invested Capital” for a period shall mean earnings before interest, taxes, depreciation and amortization divided by the difference of total assets less non-interest bearing current liabilities.

(z) “Return on Net Assets” for a period shall mean net income less preferred stock dividends divided by the difference of average total assets less average non-debt liabilities, with average defined as the sum of assets or liabilities at the beginning and ending of the period divided by two.

(aa) “Revenue Growth” shall mean the percentage change in revenue (as defined in Statement of Financial Accounting Concepts No. 6, published by the Financial Accounting Standards Board) from one period to another.

(bb) “Plan” shall mean this Becton, Dickinson and Company 2004 Employee and Director Equity-Based Compensation Plan.

(cc) “Shares” shall mean shares of the common stock of the Company, $1.00 par value.

(dd) “Stock Appreciation Right” shall mean a right to receive a payment, in cash and/or Shares, as determined by the Committee, equal in value to the excess of the Fair Market Value of a Share at the time the Stock Appreciation Right is exercised over the exercise price of the Stock Appreciation Right.

(ee) “Substitute Awards” shall mean Awards granted in assumption of, or in substitution for, outstanding awards previously granted by a company acquired by the Company or with which the Company combines.

(ff) “Total Shareholder Return” shall mean the sum of the appreciation in the Company’s stock price and dividends paid on the common stock of the Company over a given period of time.

Section 3. Eligibility.

(a) Any individual who is employed by (including any officer), or who serves as a member of the board of directors of, the Company or any Affiliate shall be eligible to be selected to receive an Award under the Plan.

(b) An individual who has agreed to accept employment by the Company or an Affiliate shall be deemed to be eligible for Awards hereunder as of the date of such agreement.

(c) Holders of options and other types of Awards granted by a company acquired by the Company or with which the Company combines are eligible for grant of Substitute Awards hereunder.

Section 4. Administration.

(a) The Plan shall be administered by the Committee. The Committee shall be appointed by the Board and shall consist of not less than three directors, each of whom shall be independent, within the meaning of and to the extent required by applicable rulings and interpretations of the New York Stock Exchange and the Securities and Exchange Commission, and each of whom shall be a “Non-Employee Director”, as defined from time to time for purposes of Section 16 of the Securities Exchange Act of 1934 and the rules promulgated thereunder. The Board may designate one or more directors as alternate members of the Committee who may replace any absent or disqualified member at any meeting of the Committee. The Committee may issue rules and regulations for administration of the Plan. It shall meet at such times and places as it may determine. A majority of the members of the Committee shall constitute a quorum.

(b) Subject to the terms of the Plan and applicable law, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards (including Substitute Awards) to be granted to each Participant under the Plan; (iii) determine the number of Shares to be covered by (or with respect to which payments, rights, or other matters are to be calculated in connection with) Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards, or other property, or canceled, forfeited or suspended, and the method or methods by which Awards may be settled, exercised, canceled, forfeited or suspended; (vi) determine whether, to what extent, and under what circumstances cash, Shares, other securities, other Awards, other property, and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder thereof or of the Committee; (vii) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; (viii) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; (ix) determine whether and to what extent Awards should comply or continue to comply with any requirement of statute or regulation; and (x) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

(c) All decisions of the Committee shall be final, conclusive and binding upon all parties, including the Company, the stockholders and the Participants.

Section 5. Shares Available For Awards.

(a) The number of Shares originally available for issuance under the Plan was 9,000,000 shares. An additional 5,500,000 shares (the “Additional Shares”) shall be available for issuance under the Plan, for a total of 14,500,000 available Shares, subject to adjustment as provided below. Notwithstanding the foregoing and subject to adjustment as provided in Section 5(e), (i) no Participant may receive Options and Stock Appreciation Rights under the Plan in any calendar year that relate to more than 250,000 Shares, (ii) the maximum number of Shares with respect to which unrestricted Awards (either as to vesting, performance or otherwise) may be made to employees under the Plan is 450,000 Shares, and (iii) the maximum number of Additional Shares that may be issued with respect to any Awards other than Awards of Options or Stock Appreciation Rights shall be 2,000,000.

(b) If, after the effective date of the Plan, any Shares covered by an Award other than a Substitute Award, or to which such an Award relates, are forfeited, or if such an Award otherwise terminates without the delivery of Shares or of other consideration, then the Shares covered by such Award, or to which such Award relates, to the extent of any such forfeiture or termination, shall again be, or shall become, available for issuance under the Plan, except as otherwise provided in Section 5(f).

(c) In the event that any Option or other Award granted hereunder (other than a Substitute Award) is exercised through the delivery of Shares, or in the event that withholding tax liabilities arising from such Option or Award are satisfied by the withholding of Shares by the Company, the number of Shares available for Awards under the Plan shall be increased by the number of Shares so surrendered or withheld. Notwithstanding the foregoing, this Section 5(c) will not apply to any such surrender or withholding of Shares occurring on or after November 21, 2006.

(d) Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or of treasury Shares.

(e) In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that an adjustment is required in order to preserve the value of issued and outstanding Awards and to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Shares (or other securities or property) which thereafter may be made the subject of Awards, including the aggregate and individual limits specified in

Section 5(a), (ii) the number and type of Shares (or other securities or property) subject to outstanding Awards, and (iii) the grant, purchase, or exercise price with respect to any Award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award; provided, however, that the number of Shares subject to any Award denominated in Shares shall always be a whole number.

(f) Shares underlying Substitute Awards shall not reduce the number of Shares remaining available for issuance under the Plan.

(g) Upon the exercise of any Stock Appreciation Rights, the greater of (i) the number of shares subject to the Stock Appreciation Rights so exercised, and (ii) the number of Shares, if any, that are issued in connection with such exercise, shall be deducted from the number of Shares available for issuance under the Plan.

Section 6. Options and Stock Appreciation Rights.

The Committee is hereby authorized to grant Options and Stock Appreciation Rights to Participants with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine:

(a) The exercise price per Share under an Option or Stock Appreciation Right shall be determined by the Committee; provided, however, that, except in the case of Substitute Awards, such exercise price shall not be less than the Fair Market Value of a Share on the date of grant of such Option or Stock Appreciation Right.

(b) The term of each Option and Stock Appreciation Right shall be fixed by the Committee but shall not exceed 10 years from the date of grant thereof.

(c) The Committee shall determine the time or times at which an Option or Stock Appreciation Right may be exercised in whole or in part, and, with respect to Options, the method or methods by which, and the form or forms, including, without limitation, cash, Shares, other Awards, or other property, or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price, in which, payment of the exercise price with respect thereto may be made or deemed to have been made.

(d) The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code, or any successor provision thereto, and any regulations promulgated thereunder.

(e) Section 10 sets forth certain additional provisions that shall apply to Options and Stock Appreciation Rights.

Section 7. Restricted Stock And Restricted Stock Units.

(a) The Committee is hereby authorized to grant Awards of Restricted Stock and Restricted Stock Units to Participants.

(b) Shares of Restricted Stock and Restricted Stock Units shall be subject to such restrictions as the Committee may impose (including, without limitation, any limitation on the right to vote a Share of Restricted Stock or the right to receive any dividend or other right or property), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise, as the Committee may deem appropriate; provided, that if the vesting conditions applicable to an Award of Restricted Stock or Restricted Stock Units to an employee of the Company relate exclusively to the passage of time and continued employment, such time period shall consist of not less than thirty-six (36) months.

(c) Any share of Restricted Stock granted under the Plan may be evidenced in such manner as the Committee may deem appropriate including, without limitation, book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of shares of Restricted Stock granted under the Plan, such certificate shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock.

(d) Except as otherwise provided by the Committee at the time the Award is granted or in any amendment thereto, upon a Participant’s (i) retirement, death, disability or involuntary termination without Cause, any and all remaining restrictions with respect to Shares of Restricted Stock or Restricted Stock Units granted to the Participant shall lapse, and (ii) voluntary termination or involuntary termination with Cause, all Shares of Restricted Stock or Restricted Stock Units held by the Participant shall be forfeited as of the date of termination.

(e) The Committee may in its discretion, when it finds that a waiver would be in the best interests of the Company, waive in whole or in part any or all restrictions with respect to Shares of Restricted Stock or Restricted Stock Units; provided, that the Committee’s authority under this Section 7(d) is limited in the case of Awards subject to Section 11(f) as set forth in Section 11(f).

Section 8. Performance Units.

(a) The Committee is hereby authorized to grant Performance Units to Participants.

(b) Subject to the terms of the Plan, a Performance Unit granted under the Plan (i) may be denominated or payable in cash, Shares (including, without limitation, Restricted Stock), other securities, other Awards, or other property and (ii) shall confer on the holder thereof rights valued as determined by the Committee and payable to, or exercisable by, the holder of the Performance Unit, in whole or in part, upon the achievement of such performance goals during such performance periods as the Committee shall establish. Subject to the terms of the Plan, the performance goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Unit granted and the amount of any payment or transfer to be made pursuant to any Performance Unit shall be determined by the Committee; provided, that the performance period relating to any Award of Performance Units shall be at least twelve (12) months.

(c) Notwithstanding anything contained herein to the contrary, (i) in the event of a Participant’s retirement prior to the expiration of any performance period applicable to a Performance Unit granted to the Participant, the Participant shall be entitled to receive following the expiration of such performance period, a pro-rata portion of any amounts otherwise payable with respect to, or a pro-rata right to exercise, the Performance Unit, (ii) in the event of a Participant’s death, disability or involuntary termination without Cause prior to the expiration of any performance period applicable to a Performance Unit granted to the Participant, the Participant shall receive upon such termination a partial payment with respect to, or a partial right to exercise, such Performance Unit, as determined by the Committee in its discretion, and (iii) upon a Participant’s voluntary termination or involuntary termination with Cause, all Performance Units held by the Participant shall be canceled as of the date of termination.

Section 9. Other Stock-Based Awards.

The Committee is hereby authorized to grant to Participants such other Awards (including, without limitation, rights to dividends and dividend equivalents) that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares) as are deemed by the Committee to be consistent with the purposes of the Plan (provided that no rights to dividends and dividend equivalents shall be granted in tandem with an Award of Options or Stock Appreciation Rights). Subject to the terms of the Plan, the Committee shall determine the terms and conditions of such Awards. Shares or other securities delivered pursuant to a purchase right granted under this Section 9 shall be purchased for such consideration, which may be paid by such method or methods and in such form or forms, including, without limitation, cash, Shares, other securities, other Awards, or other property, or any combination thereof, as the Committee shall determine, the value of which consideration, as established by the Committee, shall, except in the case of Substitute Awards, not be less than the Fair Market Value of such Shares or other securities as of the date such purchase right is granted. Additional terms applicable to certain Other Stock-Based Awards are set forth in Section 10.

Section 10. Effect Of Termination On Certain Awards.

Except as otherwise provided by the Committee at the time an Option or Stock Appreciation Right is granted or in any amendment thereto, if a Participant ceases to be employed by, or serve as a non-employee director of, the Company or any Affiliate, then:

(a) if termination is for Cause, all Options and Stock Appreciation Rights held by the Participant shall be canceled as of the date of termination;

(b) if termination is voluntary or involuntary without Cause, the Participant may exercise each Option or Stock Appreciation Right held by the Participant within three months after such termination (but not after the expiration date of such Award) to the extent such Award was exercisable pursuant to its terms at the date of termination; provided, however, if the Participant should die within three months after such termination, each Option or Stock Appreciation Right held by the Participant may be exercised by the Participant’s estate, or by any person who acquires the right to exercise by reason of the Participant’s death, at any time within a period of one year after death (but not after the expiration date of the Award) to the extent such Award was exercisable pursuant to its terms at the date of termination;

(c) if termination is (i) by reason of retirement at a time when the Participant is entitled to the current receipt of benefits under any retirement plan maintained by the Company or any Affiliate (or alternatively, in the case of a non-employee director, at a time when the Participant has served for five full years or more and has attained the age of sixty), or (ii) by reason of disability, each Option or Stock Appreciation Right held by the Participant shall, at the date of retirement or disability, become exercisable to the extent of the total number of shares subject to the Option or Stock Appreciation Right, irrespective of the extent to which such Award would otherwise have been exercisable pursuant to the terms of the Award at the date of retirement or disability, and shall otherwise remain in full force and effect in accordance with its terms;

(d) if termination is by reason of the death of the Participant, each Option or Stock Appreciation Right held by the Participant may be exercised by the Participant’s estate, or by any person who acquires the right to exercise such Award by reason of the Participant’s death, to the extent of the total number of shares subject to the Award, irrespective of the extent to which such Award would have otherwise been exercisable pursuant to the terms of the Award at the date of death, and such Award shall otherwise remain in full force and effect in accordance with its terms.

Section 11. General Provisions Applicable To Awards.

(a) Awards shall be granted for no cash consideration or for such minimal cash consideration as may be required by applicable law.

(b) Awards may, in the discretion of the Committee, be granted either alone or in addition to or in tandem with any other Award. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

(c) Subject to the terms of the Plan, payments or transfers to be made by the Company upon the grant, exercise or payment of an Award may be made in such form or forms as the Committee shall determine including, without limitation, cash, Shares, other securities, other Awards, or other property, or any combination thereof, and may be made in a single payment or transfer, in installments, or on a deferred basis, in each case in accordance with rules and procedures established by the Committee. Such rules and procedures may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of dividend equivalents in respect of installment or deferred payments. Notwithstanding the foregoing, in no event shall the Company extend any loan to any Participant in connection with the exercise of an Award; provided, however, that nothing contained herein shall prohibit the Company from maintaining or establishing any broker-assisted cashless exercise program.

(d) Unless the Committee shall otherwise determine, no Award and no right under any Award shall be assignable, alienable, saleable or transferable by a Participant otherwise than by will or by the laws of descent and distribution. In no event may an Award be transferred by a Participant for value. Each Award, and each right under any Award, shall be exercisable during the Participant’s lifetime only by the Participant or, if permissible under applicable law, by the Participant’s guardian or legal representative. The provisions of this paragraph shall not apply to any Award which has been fully exercised, earned or paid, as the case may be, and shall not preclude forfeiture of an Award in accordance with the terms thereof.

(e) All certificates for Shares or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Shares or other securities are then listed, and any applicable Federal or state securities laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(f) Every Award (other than an Option or Stock Appreciation Right) to a member of the Executive Group shall, if the Committee intends that such Award should constitute “qualified performance-based compensation” for purposes of Section 162(m) of the Code, include a pre-established formula, such that payment, retention or vesting of the Award is subject to the achievement during a performance period or periods, as determined by the Committee, of a level or levels, as determined by the Committee, of one or more of the following performance measures: (i) Return on Net Assets, (ii) Revenue Growth, (iii) Return on Common Equity, (iv) Total Shareholder Return, (v) Earnings Per Share, (vi) Net Revenue Per Employee (vii) Market Share, (viii)

Return on Invested Capital, or (ix) Net Income. For any Award subject to any such pre-established formula, no more than 150,000 Shares can be paid in satisfaction of such Award to any Participant, subject to adjustment as provided in Section 5(e). Notwithstanding any provision of this Plan to the contrary, the Committee shall not be authorized to increase the amount payable under any Award to which this Section 11(f) applies upon attainment of such pre-established formula.

(g) Unless specifically provided to the contrary in any Award Agreement, upon a Change in Control, all Awards shall become fully vested and exercisable, and any restrictions applicable to any Award shall automatically lapse.

(h) Non-employee Directors of the Company shall be entitled to defer the receipt of any Shares that may become issuable to them under any Award in accordance with the terms of the 1996 Directors’ Deferral Plan, as the same may be hereinafter amended, or any other plan that may be established by the Company that provides for the deferred receipt of such Shares.

(i) Employees of the Company shall be entitled to defer the receipt of any Shares that may become issuable to them under any Award in accordance with the terms of the Deferred Compensation Plan, as the same may be hereinafter amended, or any other plan that may be established by the Company that provides for the deferred receipt of such Shares.

Section 12. Amendments And Termination.

(a) Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Award Agreement or in the Plan, the Board may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time; provided, however, that no such amendment, alteration, suspension, discontinuation or termination shall be made without (i) shareholder approval (A) if the effect thereof is to increase the number of Shares available for issuance under the Plan or to expand the class of persons eligible to participate in the Plan or (B) if such approval is necessary to comply with any tax or regulatory requirement for which or with which the Board deems it necessary or desirable to qualify or comply or (ii) the consent of the affected Participant, if such action would adversely affect the rights of such Participant under any outstanding Award. Notwithstanding anything to the contrary herein, the Committee may amend the Plan in such manner as may be necessary to enable the Plan to achieve its stated purposes in any jurisdiction outside the United States in a tax-efficient manner and in compliance with local rules and regulations.

(b) The Committee may waive any conditions or rights under, amend any terms of, or amend, alter, suspend, discontinue or terminate, any Award theretofore granted, prospectively or retroactively, without the consent of any relevant Participant or holder or beneficiary of an Award, provided, however, that no such action shall impair the rights of any affected Participant or holder or beneficiary under any Award theretofore granted under the Plan; and provided further that, except as provided in Section 5(e), no such action shall reduce the exercise price, grant price or purchase price of any Award established at the time of grant thereof and provided further, that the Committee’s authority under this Section 12(b) is limited in the case of Awards subject to Section 11(f), as set forth in Section 11(f). In no event shall an outstanding Option or Stock Appreciation Right be cancelled and replaced with a new Option or Stock Appreciation Right with a lower exercise price, without approval of the Company’s shareholders, except as provided in Section 5(e).

(c) Except as noted in Section 11(f), the Committee shall be authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of events (including, without limitation, the events described in Section 5(e)) affecting the Company, or the financial statements of the Company, or of changes in applicable laws, regulations or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

(d) Any provision of the Plan or any Award Agreement to the contrary notwithstanding, in connection with a Business Combination, the Committee may cause any Award granted hereunder to be canceled in consideration of a cash payment or alternative Award made to the holder of such canceled Award equal in value to the Fair Market Value of such canceled Award.

(e) The Committee may correct any defect, supply any omission, or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry the Plan into effect.

Section 13. Miscellaneous.

(a) No employee, Participant or other person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of employees, Participants, or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to each recipient.

(b) The Committee may delegate to one or more officers or managers of the Company, or a committee of such officers or managers, the authority, subject to such terms and limitations as the Committee shall determine, to grant Awards to, or to cancel, modify, waive rights with respect to, alter, discontinue, suspend or terminate Awards held by, employees who are not officers or directors of the Company for purposes of Section 16 of the Securities Exchange Act of 1934, as amended; provided, however, that any delegation to management shall conform with the requirements of the corporate law of New Jersey and with the requirements, if any, of the New York Stock Exchange, in either case as in effect from time to time.

(c) The Company shall be authorized to withhold from any Award granted or any payment due or transfer made under any Award or under the Plan or from any compensation or other amount owing to a Participant the amount (in cash, Shares, other securities, other Awards, or other property) of withholding taxes due in respect of an Award, its exercise, or any payment or transfer under such Award or under the Plan and to take such other action (including, without limitation, providing for elective payment of such amounts in cash, Shares, other securities, other Awards or other property by the Participant) as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes.

(d) Nothing contained in the Plan shall prevent the Company from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

(e) The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Affiliate. Further, the Company or the applicable Affiliate may at any time dismiss a Participant from employment, free from any liability, or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement or in any other agreement binding the parties. The receipt of any Award under the Plan is not intended to confer any rights on the receiving Participant except as set forth in such Award.

(f) If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction, or as to any person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.

(g) Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a Participant or any other person. To the extent that any person acquires a right to receive payments from the Company pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company.

(h) No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities or other property shall be paid or transferred in lieu of any fractional Shares, or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

Section 14. Effective Date Of Plan.

The Plan shall be effective as of the date of its approval by the stockholders of the Company.

Section 15. Term Of The Plan.

No Award shall be granted under the Plan after the tenth anniversary of the effective date. However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award theretofore granted may extend beyond such date, and the authority of the Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award, or to waive any conditions or rights under any such Award, and the authority of the Board to amend the Plan, shall extend beyond such date.

DIRECTIONS TO
THE HILTON SHORT HILLS

FROM MANHATTAN
Lincoln or Holland Tunnel to NJ Tpk to Exit 14. Continue on Rte. 78 West approx. 5 miles to Exit 48, Rte.. 24 West. Take Exit 7C...* *

FROM BROOKLYN
Take Rte. 278/Belt Pkwy West to Verrazano Narrows Bridge. Continue to the Goethals Bridge to the NJ Tpk North. Take Exit 14. Continue on Rte. 78 West approx. 5 miles to Exit 48, Rte. 24 West. Take Exit 7C...* *

FROM NEWARK AIRPORT
Take Rte. 78 West approx. 5 miles to Exit 48, Rte. 24 West. Take Exit 7C...* *

FROM THE NJ TURNPIKE Take to Exit 14. Continue on Rte. 78 West approx. 5 miles to Exit 48, Rte. 24 West. Take Exit 7C...* *

FROM NORTH EASTERN
LONG ISLAND
Take Throgs Neck or Whitestone Bridge off the Cross Island Pkwy. After toll, take GW Bridge to Rte. 80 West to the Garden State Pkwy South, to Exit 142 to Rte. 78 West. OR Take GW Bridge to the NJ Tpk South to Exit 14. Continue on Rte. 78 West approx. 5 miles to Exit 48, Rte. 24 West. Take Exit 7C...* *

FROM TAPPAN ZEE BRIDGE Follow signs to NY Thruway; continue to Garden State Pkwy South. Take Exit 142 to Rte. 78 West. Continue to Exit 48, Rte. 24 West. Take Exit 7C...* *

FROM THE GARDEN STATE PARKWAY SOUTHBOUND Take Exit 142 to Rte. 78 West, Continue to Exit 48, Rte. 24 West. Take Exit 7C...* *

FROM THE GARDEN STATE PARKWAY NORTHBOUND Take Exit 142 to Rte. 78 West. Take first Exit, marked “Hillside/Rte. 78 West”. Take Rte. 78 West and continue to Exit 48, Rte. 24 West. Take Exit 7C...* *

* * FROM EXIT 7C, JFK PARKWAY, LIVINGSTON/CALDWELL - THE MALL AT SHORT HILLS WILL BE ON YOUR RIGHT. MAKE A LEFT AT THE SECOND TRAFFIC LIGHT THEN MAKE AN IMMEDIATE LEFT INTO HOTEL DRIVEWAY.

FROM ROUTE 287 SOUTHBOUND
Take Exit 37, Rte. 24 East; continue to Exit 7, “Summit/Livingston” and follow signs for JFK Parkway and Mall at Short Hills; make a left at second traffic light, then make an immediate left into the Hotel driveway.

FROM ROUTE 280 WESTBOUND
Take Exit 5A, “Livingston Avenue/Roseland”. Continue on Livingston Avenue approx. 4 miles through Livingston; cross South Orange Avenue, name will change to JFK Parkway. Continue on JFK Parkway; Hotel is approx. 1.5 miles down on right, opposite Mall at Short Hills.

Appendix 1

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MR A SAMPLE
DESIGNATION (IF ANY)
ADD 1
ADD 2
ADD 3
ADD 4
ADD 5
ADD 6

Using a black ink pen, mark your votes with an X as shown in	X
this example. Please do not write outside the designated areas.

Annual Meeting Proxy Card	123456	C0123456789	12345

‚	IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ‚

A	Proposals — The Board of Directors recommends a vote FOR all the nominees listed, FOR Proposals 2 and 3, and AGAINST Proposal 4.

1.	Election of Directors:	For	Withhold		For	Withhold		For	Withhold
	01 - Claire Fraser-Liggett	☐	☐	02 - Henry P. Becton, Jr.	☐	☐	03 - Edward F. DeGraan	☐	☐

	04 - Adel A.F. Mahmoud	☐	☐	05 - James F. Orr	☐	☐

		For	Against	Abstain			For	Against	Abstain
2.	Ratification of selection of independent registered public accounting firm	☐	☐	☐	3.	Amendment to the 2004 Employee and Director Equity-Based Compensation Plan	☐	☐	☐

4.	Cumulative voting	☐	☐	☐

B	Non-Voting Items

Change of Address — Please print your new address below.		Comments — Please print your comments below.	Meeting Attendance
			Please mark the box to the right if you plan to attend the Annual Meeting.	☐

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

C 1234567890 J N T 1	MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

5 3 D P C O Y # # #

<STOCK#>             00NLXD

Dear Shareholder:

Becton, Dickinson and Company (BD) encourages you to take advantage of convenient ways by which you can vote your shares. You can vote your shares 24 hours a day, 7 days a week, using either a touch-tone telephone or through the Internet. If you choose to vote your shares by telephone or through the Internet, there is no need to mail back your proxy/voting instruction card. To vote your shares electronically, please have this voting form in hand and follow the instructions outlined below.

Proxies submitted by the Internet or telephone must be received by 11:00 a.m. EST on January 30, 2007.
Electronic Voting Instructions

Vote by Internet
•	Log on to the Internet and go to www.computershare.com/expressvote
•	Follow the steps outlined on the secured website.

Vote by telephone
•	Dial 1-800-652-VOTE (8683) within the United States, Canada and Puerto Rico at any time on a touch-tone telephone and follow the instructions provided by the recorded message.

•	Dial 781-575-2300 if calling from outside the United States, Canada and Puerto Rico and follow the instructions provided by the recorded message.

Your telephone or internet vote authorizes the proxies named on the below proxy/voting instruction card in the same manner as if you marked, signed, dated and returned the proxy/voting instruction card. Again, if you choose to vote telephonically or through the Internet, there is no need to mail back your proxy voting instructions card.

Your vote is important. Thank you for voting.

‚	IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ‚

Proxy / Voting Instruction Card — BECTON, DICKINSON AND COMPANY

Proxy Solicited on Behalf of the Board of Directors for the Annual Meeting on January 30, 2007

The undersigned hereby appoints Edward J. Ludwig, John R. Considine and Jeffrey S. Sherman, and any of them, with full power of substitution, proxies to attend the Annual Meeting of Shareholders of the Company to be held at 1:00 p.m. EST on Tuesday, January 30, 2007 at the Hilton Short Hills, 21 John F. Kennedy Parkway, Short Hills, New Jersey, and any adjournment thereof, and to vote all shares of the common stock of the Company which the undersigned is entitled to vote upon each of the matters referred to in this proxy and, in their discretion, upon such other matters as may properly come before the meeting.

This card constitutes voting instructions to the trustees and Banque Internationale a Luxembourg (“BIL”), respectively, for any shares of common stock allocated to the undersigned under the Company’s 1996 Directors’ Deferral Plan (“DDP”), the Company’s Deferred Compensation Plan (“DCP”), The Med-Safe Systems, Inc. Savings Incentive Plan (the “Med-Safe Plan”) and, when so provided, under the Company’s Global Share Investment Program (“GSIP”), and also constitutes voting instructions to the trustees and BIL for a proportionate number of shares of common stock in the DDP, DCP, the Med-Safe Plan and GSIP, respectively, for which voting instructions have not been received.

This card also constitutes voting instructions to the trustee for any shares of common stock allocated to the undersigned under the Company’s Savings Incentive Plan (“SIP”). Shares for which no voting instructions have been received by the SIP trustee will be voted in the same proportion as those for which timely instructions have been received.

You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations. If you do not vote by telephone or over the internet, please sign and return this card using the enclosed envelope.

(Items to be voted appear on reverse side.)